                                                                   EXHIBIT 10.32

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION.

================================================================================








                             COLLABORATION AGREEMENT



                                 BY AND BETWEEN


                          HOECHST MARION ROUSSEL, INC.


                                       AND


                          AMYLIN PHARMACEUTICALS, INC.





                           DATED AS OF MARCH 31, 1997











================================================================================

                                TABLE OF CONTENTS

ARTICLE I -  DEFINITIONS.....................................................................1
        1.1    "Allowable Expenses"..........................................................1
        1.2    "Average Net Selling Price"...................................................2
        1.3    "Breaching Party".............................................................2
        1.4    "Collaboration Compound"......................................................2
        1.5    "Collaboration Patent Expenses"...............................................2
        1.6    "Collaboration Product".......................................................2
        1.7    "Commercialization"...........................................................2
        1.8    "Commercialization Budget"....................................................2
        1.9    "Commercialization Liaison Officer"...........................................2
        1.10   "Commercialization Plan"......................................................2
        1.11   "Competitive Product Infringement"............................................2
        1.12   "Core Dossier Countries"......................................................2
        1.13   "Cost of Goods Sold"..........................................................3
        1.14   "Currency Gains or Losses"....................................................3
        1.15   "Development".................................................................3
        1.16   "Distribution Expenses".......................................................3
        1.17   "Effective Date"..............................................................3
        1.18   "Equalization Payment"........................................................3
        1.19   "Ex-Manufacturer Selling Price"...............................................3
        1.20   "Excepted Commercialization Matters"..........................................3
        1.21   "Excepted Development Matters"................................................3
        1.22   "Financial Statement Format"..................................................4
        1.23   "Independent Product".........................................................4
        1.24   "Initial Research and Development Plan and Budget"............................4
        1.25   "Joint Commercialization Committee" or "JCC"..................................4
        1.26   "Joint Development Committee" or "JDC"........................................4
        1.27   "Launch Budget"...............................................................4
        1.28   "Launch Plan".................................................................4
        1.29   "Liaison Officer".............................................................4
        1.30   "Manufacturing Attributes"....................................................4
        1.31   "Marketing Expenses"..........................................................4
        1.32   "Material Breach".............................................................4
        1.33   "Net Sales"...................................................................4
        1.34   "Net Sublicense Revenues".....................................................5
        1.35   "Nominal Price"...............................................................5
        1.36   "Non-Breaching Party".........................................................5
        1.37   "Operating Profits or Losses".................................................5

        1.38   "Phase I Clinical Trials".....................................................5
        1.39   "Phase IIIB Clinical Trials"..................................................5
        1.40   "Phase IV Clinical Trials"....................................................5
        1.41   "Post-Launch Product R&D Expenses"............................................5
        1.42   "Pre-Marketing"...............................................................6
        1.43   "Pre-Marketing Expenses"......................................................6
        1.44   "Products"....................................................................6
        1.45   "Profit Sharing Territory"....................................................6
        1.46   "Regulatory Filings"..........................................................6
        1.47   "Research"....................................................................6
        1.48   "Research and Development Budget".............................................6
        1.49   "Research and Development Expenses"...........................................6
        1.50   "Research and Development Liaison Officer"....................................7
        1.51   "Research  and Development Plan"..............................................7
        1.52   "Research Expenses"...........................................................7
        1.53   "Royalty-Bearing Country".....................................................7
        1.54   "Royalty-Bearing Product".....................................................7
        1.55   "Royalty-Bearing Sales".......................................................7
        1.56   "Simultaneous Filings"........................................................8
        1.57   "Steering Committee"..........................................................8

ARTICLE II - PRE-COLLABORATION EXPENSES  ....................................................8
        2.1    Allocation of Pre-Collaboration Research and Development Expenses.............8
        2.2    Pre-Collaboration Allocation Payment..........................................8

ARTICLE III - MANAGEMENT OF PROGRAM .........................................................9
        3.1    Steering Committee............................................................9
        3.2    Meetings of the Steering Committee............................................9
        3.3    Functions and Powers of the Steering Committee................................9
        3.4    Steering Committee Actions...................................................10
        3.5    Access to Records............................................................11
        3.6    Limitations on the  Powers of the Steering Committee.........................11
        3.7    Formation of the JDC and the JCC and Appointments............................11
        3.8    Meetings of the JDC and the JCC..............................................11
        3.9    Agendas......................................................................12
        3.10   Liaison Officers.............................................................12
        3.11   Accounting...................................................................13

ARTICLE IV - JOINT RESEARCH AND DEVELOPMENT.................................................13
        4.1    Responsibilities of the JDC..................................................14
        4.2    Lead Research and Development Party..........................................15

        4.3    Right to Engage Third Parties................................................15
        4.4    Research and Development Plan and Research and Development Budget............15
        4.5    Development Efforts..........................................................16
        4.6    Drug Approval Applications...................................................16
        4.7    Costs of Development.........................................................17
        4.8    Election by a Party to Terminate Its Participation in the Development
               of a Collaboration Compound or Collaboration Product for Safety or
               Tolerability Reasons.........................................................18
        4.9    Insurance....................................................................19

ARTICLE V - COMMERCIALIZATION...............................................................19
        5.1    Responsibilities of the JCC..................................................19
        5.2    HMR as Lead Marketing Party..................................................20
        5.3    Right to Engage Third Parties................................................21
        5.4    Commercialization Efforts....................................................22
        5.5    Commercialization Plan and Commercialization Budget..........................22
        5.6    Launch Plan..................................................................23
        5.7    Election by Amylin of Royalty-Bearing Countries..............................24
        5.8    Advertising and Education....................................................24
        5.9    Pre-Marketing Expenses.......................................................24
        5.10   Training Program.............................................................25
        5.11   Pricing,  Pricing Approvals and Product Distribution.........................25
        5.12   Product Recalls..............................................................26
        5.13   Tax Consideration............................................................26
        5.14   Discounted Sales.............................................................26

ARTICLE VI -  PROFIT SHARING AND ROYALTIES .................................................27
        6.1    Share of Operating Profits or Losses.........................................27
        6.2    Payment......................................................................27
        6.3    Term.........................................................................28
        6.4    Royalty-Bearing Products.....................................................28
        6.5    Sales By Sublicensees........................................................29
        6.6    Royalty Payments and Reports.................................................29
        6.7    Taxes........................................................................29
        6.8    Blocked Currency.............................................................29
        6.9    Payments to or Reports by Affiliates.........................................29
        6.10   No Overlapping Royalties.....................................................30

ARTICLE VII - LICENSES......................................................................30
        7.1    Licenses to HMR to Conduct Research and Development..........................30
        7.2    Licenses to HMR to Conduct Commercialization.................................30

        7.3    License to Amylin to Conduct Commercialization...............................31
        7.4    Sublicensing.................................................................31
        7.5    Third Party Technology.......................................................31

ARTICLE VIII -  MANUFACTURE AND SUPPLY......................................................32
        8.1    Manufacture and Supply During Development....................................32
        8.2    Manufacture and Supply During Commercialization..............................32
        8.3    Quality Control, Quality Assurance, Etc......................................33
        8.4    Provisions for the Manufacture of Collaboration Products.....................33
        8.5    Technology Transfer in Event of Termination by HMR...........................33

ARTICLE IX - ENFORCEMENT OF INTELLECTUAL PROPERTY AND PATENT RIGHTS.........................34
        9.1    General Enforcement Rights...................................................34
        9.2    Defense and Settlement of Third Party Claims Against Collaboration Products..35
        9.3    Allocation of Expenses.......................................................36
        9.4    Settlement of Third Party Claims for Royalty-Bearing Products and
               Independent Products; Royalty Reduction......................................36
        9.5    Infringement by Third Parties with Respect to Royalty-Bearing
               Products or Independent Products.............................................36
        9.6    Collaboration Patent Expenses................................................38
        9.7    Assignment of Joint Patents..................................................38
        9.8    Trademarks...................................................................38

ARTICLE XI  - INFORMATION AND REPORTS.......................................................39
        11.1   Information and Reports During Development and Commercialization.............39
        11.2   Complaints...................................................................40
        11.3   Adverse Drug Experiences.....................................................40
        11.4   Records of Revenues and Expenses.............................................41

ARTICLE XII - TERM AND TERMINATION..........................................................41
        12.1   Term.........................................................................41
        12.2   Termination for Material Breach..............................................41
        12.3   Termination Without a Material Breach........................................44
        12.4   Surviving Rights.............................................................45
        12.5   Accrued Rights, Surviving Obligations........................................46

ARTICLE XIII - INDEMNIFICATION..............................................................46
        13.1   Indemnification for Royalty-Bearing Products.................................46
        13.2   Indemnification For Collaboration Products...................................46
        13.3   Indemnification For Independent Products.....................................47

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
ARTICLE XIV - DISPUTE RESOLUTION............................................................47

ARTICLE XV - MISCELLANEOUS..................................................................47
        15.1   Assignment...................................................................47
        15.2   Research and Development and/or Commercialization Entities...................48
        15.3   Consents Not Unreasonably Withheld...........................................48
        15.4   Force Majeure................................................................48
        15.5   Incorporation of License Agreement Provisions; Conflicting Provisions........48
        15.6   Further Actions..............................................................49
        15.7   No Trademark Rights..........................................................49
        15.8   Notices......................................................................49
        15.9   Waiver.......................................................................49
        15.10  Severability.................................................................50
        15.11  Ambiguities..................................................................50
        15.12  Governing Law................................................................50
        15.13  Headings.....................................................................50
        15.14  Counterparts.................................................................50
        15.15  Entire Agreement.............................................................50

EXHIBITS

Exhibit A - Determination of Certain Accounting Terms
Exhibit B - Financial Statement Format
Exhibit C - List of Amylin Patents

                             COLLABORATION AGREEMENT

        COLLABORATION AGREEMENT (the "Agreement") entered into as of the 31st day of March, 1997 by and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation ("Amylin"), and HOECHST MARION ROUSSEL, INC., a Delaware corporation ("HMR"), effective only upon HMR's exercise of the HMR Option as provided for in
Section 4.1 of the License Agreement (as defined below) (the "Effective Date"). Amylin and HMR are sometimes referred to herein individually as a "Party" and together as the "Parties".

                              W I T N E S S E T H:

        WHEREAS, HMR is a leading multinational health care company with a broad product portfolio of drugs for the treatment of human diseases;

        WHEREAS, Amylin is a leading biotechnology company that has expertise and experience in the research and development of compounds for use in treating metabolic and other disorders;

        WHEREAS, Amylin and HMR have entered into that certain License and Option Agreement effective as of March 31, 1997 (the "License Agreement"), with respect to the HMR Compounds (as defined in the License Agreement); and

        WHEREAS, the Parties desire to collaborate with respect to the Research, Development and Commercialization (as such terms are defined below) of one or more HMR Compounds on the terms set forth in this Agreement.

        NOW, THEREFORE, in consideration of the following premises and the mutual covenants and agreements contained herein, the Parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the License Agreement. For purposes of this Agreement, the following terms shall have the meanings specified below:

        1.1 "ALLOWABLE EXPENSES" means those expenses incurred after the first commercial launch of a Collaboration Product which are generally consistent with a Commercialization Plan and Commercialization Budget and are specifically attributable to Collaboration Products in the Profit Sharing Territory, and shall consist of (i) Cost of Goods Sold, (ii) Marketing Expenses,

(iii) Distribution Expenses, (iv) Post-Launch Product R&D Expenses, (v) Collaboration Patent Expenses, and (vi) Currency Gains or Losses. Allowable Expenses shall exclude Development Expenses and Research Expenses, even if incurred after the first commercial launch of a Collaboration Product.

        1.2 "AVERAGE NET SELLING PRICE" means total Net Sales of a Collaboration Product divided by the total units sold of such Collaboration Product, in both cases excluding sales and units involving government mandated or conceded discounts or bearing a Nominal Price.

        1.3     "BREACHING PARTY" shall have the meaning set forth in Section
12.2(a).

        1.4 "COLLABORATION COMPOUND" means any HMR Compound which is, as of the Effective Date, or thereafter becomes, the subject of Research, Development or Commercialization under this Agreement.

        1.5 "COLLABORATION PATENT EXPENSES" means the fees and expenses of outside counsel and payments to Third Parties incurred in connection with the preparation, filing, prosecution and maintenance of Amylin Patents, Joint Patents and HMR Patents after the Effective Date, including the costs of patent interference and opposition proceedings.

        1.6 "COLLABORATION PRODUCT" means a product including or incorporating any form or dosage of a Collaboration Compound for use in the Field and as to which each Party has paid, is paying or is obligated to pay hereunder one-half of the Research and Development Expenses.

        1.7 "COMMERCIALIZATION" shall mean all activities relating to the manufacture, marketing, distribution and sale of a Product, including, without limitations, Pre-Marketing, advertising, education, planning, marketing, distribution, market and product support pre-clinical studies, Phase IIIB Clinical Trials and Phase IV Clinical Trials and, subject to Section 9.7, sub-licensing of Collaboration Products.

        1.8     "COMMERCIALIZATION BUDGET" shall have the meaning set forth in
Section 5.5(a).

        1.9 "COMMERCIALIZATION LIAISON OFFICER" shall have the meaning set forth in Section 3.10(b)

        1.10    "COMMERCIALIZATION PLAN" shall have the meaning set forth in
Section 5.5(a).

        1.11 "COMPETITIVE PRODUCT INFRINGEMENT" shall have the meaning set forth in Section 9.1(a).

        1.12 "CORE DOSSIER COUNTRIES" means the United States, Canada, Japan and the countries included in the European Union as of the Effective Date.

        1.13 "COST OF GOODS SOLD" means the cost of Collaboration Product inventory sold and other manufacturing related costs incurred with respect to Collaboration Products in the Profit Sharing Territory during any relevant period, in each case excluding administration expenses. These costs shall be defined as the sum of the applicable expenditures incurred directly in bringing goods acquired and/or manufactured to their existing condition or location. Cost of Goods Sold shall be calculated in the manner set forth in Exhibit A.

        1.14 "CURRENCY GAINS OR LOSSES" means gains or losses resulting from a change in exchange rates (in the case of unhedged transactions) and/or the gains or losses of related hedging transactions, in either case as associated with Net Sales of Collaboration Products, calculated in the manner set forth in Exhibit A.

        1.15 "DEVELOPMENT" means all activities relating to obtaining Regulatory Approval of a Product, Product line extensions, alternative delivery systems and new indications therefor and all activities relating to developing the ability to manufacture the same. This includes preclinical testing, toxicology, formulation, bulk production, fill/finish, manufacturing process development, manufacturing and quality assurance technical support, clinical studies, regulatory affairs and outside counsel regulatory legal services.

        1.16 "DISTRIBUTION EXPENSES" means the costs, excluding administration costs, incurred by a Party or for its account, specifically attributable to the distribution of a Collaboration Product in the Profit Sharing Territory, to be calculated in the manner set forth in Exhibit A.

        1.17 "EFFECTIVE DATE" shall have the meaning set forth in the introduction to this Agreement.

        1.18 "EQUALIZATION PAYMENT" shall mean the amount payable by one Party to the other to equalize the Operating Profit or Losses between the Parties as shown on Exhibit B. By way of example, in a total Operating Profits situation, if HMR has an Operating Profit of 40 and Amylin has an Operating Loss of 10, then the Equalization Payment made by HMR to Amylin will be 25. In a total Operating Losses situation, if HMR has an Operating Loss of 40 and Amylin has an Operating Loss of 10, the Equalization Payment made by Amylin to HMR will be 15.

        1.19 "EX-MANUFACTURER SELLING PRICE" means the invoice price to wholesalers (or their equivalent) less all cash discounts taken for prompt cash payment for a Collaboration Product.

        1.20 "EXCEPTED COMMERCIALIZATION MATTERS" shall have the meaning set forth in Section 5.1(b).

        1.21 "EXCEPTED DEVELOPMENT MATTERS" shall have the meaning set forth in Section 4.1(b).

        1.22 "FINANCIAL STATEMENT FORMAT" means the form of Financial Statement shown and described in Exhibit B.

        1.23 "INDEPENDENT PRODUCT" means a product including or incorporating any form or dosage of an HMR Compound which is developed by a Party under
Section 4.8(b) without the other Party paying one-half of all Research and Development Expenses.

        1.24 "INITIAL RESEARCH AND DEVELOPMENT PLAN AND BUDGET" shall have the meaning set forth in Section 4.4(a).

        1.25 "JOINT COMMERCIALIZATION COMMITTEE" OR "JCC" means the committee established pursuant to Section 3.7.

        1.26 "JOINT DEVELOPMENT COMMITTEE" OR "JDC" means the committee established pursuant to Section 3.7.

        1.27    "LAUNCH BUDGET" shall have the meaning set forth in Section
5.6(a).

        1.28    "LAUNCH PLAN" shall have the meaning set forth in Section
5.6(a).

        1.29 "LIAISON OFFICER" shall have the meaning set forth in Section 3.10(c).

        1.30    "MANUFACTURING ATTRIBUTES" shall have the meaning set forth in
Section 8.1.1(a).

        1.31 "MARKETING EXPENSES" means the costs, excluding administration costs, which are generally consistent with a Commercialization Budget and Commercialization Plan and (i) are incurred after the first commercial launch of a Collaboration Product and are specifically attributable to the sale, promotion, and marketing of such Collaboration Product in the Profit Sharing Territory or (ii) are incurred after the first commercial launch of a Collaboration Product in a Major Market Country and are specifically attributable to preparation of the launch of such Collaboration Product in additional countries of the Profit Sharing Territory. Marketing Expenses shall be calculated in the manner set forth on Exhibit A.

        1.32 "MATERIAL BREACH" shall have the meaning set forth in Section 12.2(g).

        1.33 "NET SALES" means the amount invoiced by a Party or an Affiliate for sales of Products to a Third Party in the Profit Sharing Territory less: (i) discounts, including cash discounts, rebates and retroactive price reductions or allowances actually allowed or granted from the invoiced amount (as adjusted pursuant to Section 5.14), (ii) credits or allowances actually granted upon claims, rejections or returns of such sales of Products, including recalls,

(iii) taxes (other than income taxes), duties or other governmental charges levied on or measured by the invoiced amount when included in billing, as adjusted for rebates and refunds, and (iv) provisions for uncollectible accounts determined in accordance with such Party's normal accounting procedures consistently applied within and across its pharmaceutical operating units.

        1.34 "NET SUBLICENSE REVENUES" means all revenues or other consideration received from Third Parties as consideration for sublicensing of the manufacture, distribution, use or sale of Collaboration Products in the Profit Sharing Territory, less the expenses directly attributable to supplying goods and services to such sublicensees to enable their performance of the sublicenses.

        1.35    "NOMINAL PRICE" means ***************************************
********************************************************************************
*****************************.

        1.36    "NON-BREACHING PARTY" shall have the meaning set forth in
Section 12.2(a).

        1.37 "OPERATING PROFITS OR LOSSES" means the profits ("Operating Profits") or losses ("Operating Losses") resulting from the Commercialization of Collaboration Products in the Profit Sharing Territory and shall be equal to (i) Net Sales less Allowable Expenses plus (ii) Net Sublicense Revenues. A separate determination of Operating Profits or Losses shall be made for each Collaboration Product on a worldwide basis as outlined in Exhibit B. In the event multiple Collaboration Products are being marketed under this Agreement, the individual statements of Operating Profits or Losses shall also then be consolidated into a single statement of Operating Profits or Losses for purposes of overall accounting between the Parties.

        1.38 "PHASE I CLINICAL TRIALS" shall have the meaning set forth in 21 CFR ss. 312.21(a).

        1.39 "PHASE IIIB CLINICAL TRIALS" means product support clinical trials of a Collaboration Product (i.e., a clinical trial which the JDC determines is not required for receipt of Regulatory Approval but which may be useful in providing additional drug profile data) commenced before receipt of Regulatory Approval in the country where such trial is being conducted.

        1.40 "PHASE IV CLINICAL TRIALS" means product support trials of a Collaboration Product commenced after receipt of Regulatory Approval in the country where such trial is being conducted.

        1.41 "POST-LAUNCH PRODUCT R&D EXPENSES" means the costs of Phase IV Clinical Trials and ongoing product support (including manufacturing and quality assurance technical support, and laboratory and clinical efforts directed toward the further understanding of product

----------
* CONFIDENTIAL TREATMENT REQUESTED
safety and efficacy) and medical affairs (including regulatory support necessary for product maintenance) which are specifically attributable to a Collaboration Product in the countries of the Profit Sharing Territory where such Collaboration Product has been launched, excluding administrative expenses and costs that are included within Costs of Goods Sold or Development Expenses. Post-Launch Product R&D Expenses shall be calculated in the manner set forth on Exhibit A.

        1.42 "PRE-MARKETING" means all Commercialization activities undertaken prior to and in preparation for the launch of a Collaboration Product in the Profit Sharing Territory, consistent with a Commercialization Plan and prior to the first commercial launch of a Collaboration Product in a Major Market Country. Pre-Marketing shall include advertising, education, sales force training, Phase IIIB Clinical Trials, trademark selection, filing, prosecution and enforcement, and other activities included within the Commercialization Plan prior to the first commercial launch of a Collaboration Product in a Major Market Country. If a Collaboration Product is first launched in a country other than a Major Market Country, the expenses of marketing incurred in those countries where such Collaboration Product has been launched shall be included in Marketing Expenses, while the expenses of Pre-Marketing elsewhere in the world shall still be included in Pre-Marketing Expenses.

        1.43 "PRE-MARKETING EXPENSES" means the costs, excluding Development Expenses, specifically attributable to the Pre-Marketing of a Collaboration Product. Pre-Marketing Expenses shall exclude administrative expenses.

        1.44 "PRODUCTS" shall mean Collaboration Products, Royalty-Bearing Products and Independent Products, collectively.

        1.45 "PROFIT SHARING TERRITORY" means the world except for those countries as to which Amylin has elected to withdraw from the sharing of expenses, profits and losses with respect to Collaboration Products pursuant to
Section 5.7. The Profit Sharing Territory may be different for each Collaboration Product, based on the elections made by Amylin with respect to each such product in each country.

        1.46    "REGULATORY FILINGS" shall have the meaning set forth in Section
4.6

        1.47 "RESEARCH" means the scientific, technical and clinical activities undertaken to evaluate an HMR Compound for Development, including pharmacology, pharmacokinetics, toxicology, formulation, process development, manufacture of HMR Compounds (including manufacture of bulk drug substance and fill/finish) for preclinical studies and clinical trials, and clinical pharmacology.

        1.48 "RESEARCH AND DEVELOPMENT BUDGET" shall have the meaning set forth in Section 4.4(a).

        1.49 "RESEARCH AND DEVELOPMENT EXPENSES" means the expenses incurred by a Party or for its account which are generally consistent with a Research and Development Plan and Research and Development Budget and are specifically attributable to the Research and Development of a Collaboration Product (including royalties paid to a Third Party not otherwise recovered as a Cost of Goods Sold). Research and Development Expenses shall exclude administrative expenses.

        1.50 "RESEARCH AND DEVELOPMENT LIAISON OFFICER" shall have the meaning set forth in Section 3.10(a).

        1.51 "RESEARCH AND DEVELOPMENT PLAN" shall mean the Research and Development Plans referred to in Section 4.4(a).

        1.52 "RESEARCH EXPENSES" means the expenses incurred by a Party or for its account specifically attributable to Research for a Collaboration Compound. Research Expenses shall exclude administrative expenses.

        1.53    "ROYALTY-BEARING COUNTRY" shall have the meaning set forth in
Section 5.7.

        1.54 "ROYALTY-BEARING PRODUCT" means a Collaboration Product marketed directly or indirectly by HMR in a Royalty-Bearing Country under a royalty arrangement pursuant to Section 5.7.

        1.55 "ROYALTY-BEARING SALES" means the amount invoiced for sales of a Royalty-Bearing Product, or (pursuant to Section 12.2) a Collaboration Product or (pursuant to Section 4.8(b)) an Independent Product by a Party or its permitted sublicensees to a Third Party, less (i) discounts, including cash discounts, or rebates, retroactive price reductions or allowances actually allowed or granted from the invoiced amount, (ii) credits or allowances actually granted upon claims, rejections or returns of such Products, including recalls,
(iii) freight, postage, shipping and insurance charges paid for delivery of such Products, to the extent invoiced, (iv) taxes (other than income taxes), duties or other governmental charges levied on or measured by the invoiced amount when included in billing, as adjusted for rebates and refunds, and (v) provisions for uncollectible accounts determined in accordance with such Party's normal accounting procedures consistently applied within and across its pharmaceutical operating units.

                In the event a Party is receiving royalties under this Agreement from any Product sold in the form of a combination product containing one or more active ingredients in addition to a Collaboration Compound, and if said combination product is not covered by a Patent owned or Controlled by the Party receiving royalties, Royalty-Bearing Sales for such combination product will be calculated by multiplying actual Royalty-Bearing Sales of such combination product by the fraction A/(A+B) where A is the invoice price of the Product if sold separately, and B is the total invoice price of any other active component or components in the combination product, if sold separately. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, Royalty-Bearing Sales for the purpose of determining royalties of the combination product shall be calculated by multiplying actual Royalty-Bearing Sales of such combination product by the fraction A/C where A is the invoice price of the Product if sold separately, and C is the invoice price of the combination product. If, on a country-by-country basis, neither the Product nor the other active component or components of the combination product is sold separately in said country, Royalty-Bearing Sales for the purposes of determining royalties of the combination product shall be determined by the Parties in good faith. If the manufacture, use or sale of the combination product is itself covered by a Patent owned or Controlled by the Party receiving royalties (other than a Patent covering the manufacture, use or sale of said Collaboration Compound), the provisions of this paragraph shall not apply to sales of said combination product.

        1.56    "SIMULTANEOUS FILINGS" shall have the meaning set forth below in
Section 4.6.

        1.57    "STEERING COMMITTEE" means the committee described in Section
3.1.


                                   ARTICLE II

                           PRE-COLLABORATION EXPENSES

        2.1 ALLOCATION OF PRE-COLLABORATION RESEARCH AND DEVELOPMENT EXPENSES. Within thirty (30) days after the Effective Date, the Parties shall apportion amongst themselves the Amylin Research and Development Expenses, HMR's Additional Research and Development Expenses and HMR's costs and expenses of developing the HMR Compounds prior to the effective date of the License Agreement, taking into account any reimbursements of the foregoing made by one Party to the other, so that such costs and expenses are borne equally by the Parties, as follows:

               (a) The Amylin Research and Development Expenses (whether or not reimbursed), minus any amount actually paid by HMR to reimburse Amylin on account of Amylin's Research and Development Expenses (collectively, the "Net Amylin Expenses"); shall be compared with

               (b) The sum of (i) any HMR Additional Research and Development Expenses plus (ii) ************ (representing a portion of the total costs incurred by HMR prior to the effective date of the License Agreement with respect to Research and Development of the HMR Compounds, the other portion to be reimbursed pursuant to Section 6.2 (b) of this Agreement) (collectively, the "Net HMR Expenses").

----------
* CONFIDENTIAL TREATMENT REQUESTED

        2.2 PRE-COLLABORATION ALLOCATION PAYMENT. Within thirty (30) days following the thirty-day period referred to in Section 2.1, in the event the Net Amylin Expenses exceed the Net HMR Expenses, then HMR shall pay to Amylin one-half of the difference between the Net Amylin Expenses and the Net HMR Expenses. In the event the Net HMR Expenses exceed the Net Amylin Expenses, then Amylin shall pay to HMR one-half of the difference between the Net HMR Expenses and the Net Amylin Expenses.


                                   ARTICLE III

                              MANAGEMENT OF PROGRAM

        3.1 STEERING COMMITTEE. Within thirty (30) days after the Effective Date, the Parties shall form an executive committee for the management of their collaborative efforts (the "Steering Committee"). The Steering Committee shall be comprised of up to six members, with an equal number of members appointed by each Party. Each Party shall appoint and replace its own representatives on the Steering Committee. Members of the Steering Committee shall be composed of executive personnel of the Parties. One member of the Steering Committee selected by each party shall have substantial experience in pharmaceutical product research and development. One member of the Steering Committee selected by each party shall have substantial executive experience. Steering Committee members shall serve on such terms and conditions as shall be determined by the Party selecting such member, and may be removed or replaced at any time by such Party. An alternate member may serve temporarily in the absence of a permanent member.

        3.2     MEETINGS OF THE STEERING COMMITTEE. The Steering Committee:

                (a) shall hold meetings at such times and places as shall be determined by a majority vote of the entire membership of the Steering Committee, but in no event shall such meetings be held less frequently than once every six (6) months;

                (b) may conduct meetings in person or by telephone conference, provided that any decision made during a telephone conference meeting shall be evidenced by minutes signed by one of the members of the Steering Committee from each of the Parties;

                (c)     shall keep minutes reflecting actions taken at meetings;

                (d) may act without a meeting if prior to such action a written consent thereto is signed by all members of the Steering Committee then in office; and

                (e) may amend or expand upon the foregoing procedures for its internal operation by unanimous written consent of all members of the Steering Committee then in office.

        3.3 FUNCTIONS AND POWERS OF THE STEERING COMMITTEE. The activities of the Parties under this Agreement shall be managed by the Steering Committee only to the extent set forth in this Agreement, including:

                (a) manage and coordinate the long-range strategy and planning for the Research, Development and Commercialization of HMR Compounds, including facilitation of the flow of Information with respect to Research, Development and Commercialization work being conducted for each Collaboration Product;

                (b) coordinate the activities of the Parties hereunder, including long-range strategy and oversight of the Joint Development Committee (the "JDC") and the Joint Commercialization Committee (the "JCC") (as described below);

                (c) attempt to settle disputes or disagreements that are unresolved as referenced herein;

                (d) review and approve the Research and Development Budgets submitted to it by the JDC;

                (e) review and approve the Commercialization Budgets and Launch Budgets submitted to it by the JCC;

                (f) review planned pricing and manufacturing decisions of the JCC, as provided herein;

                (g) review and approve a proposal by either Party (i) to stop a Phase I Clinical Trial or Phase II Clinical Trial of a Collaboration Product because of Safety, (ii) to stop a Phase III Clinical Trial of a Collaboration Product for any reason, or (iii) to terminate such Party's participation in Research and Development of a Collaboration Product under
Section 4.8; and

                (h) perform such other functions as appropriate to further the purposes of this Agreement as mutually determined by the Parties.

        3.4 STEERING COMMITTEE ACTIONS. Except as otherwise provided in this Agreement, actions to be taken by the Steering Committee pursuant to the terms of this Agreement shall require the unanimous vote of the members of the Steering Committee. The following procedures will be followed by the Steering Committee with respect to Research, Development and Commercialization matters referred to it:

                (a) If the Steering Committee cannot reach a unanimous decision with respect to any Research and/or Development matters referred to it for approval within sixty (60) days following receipt of such referral, the final decision on such matters shall be made by Amylin, except as to Excepted Development Matters. If the Steering Committee cannot reach a unanimous decision with respect to any of the Excepted Development Matters referred to it by the JDC pursuant to Section 4.1(b), (1) the status quo shall be maintained with respect to Excepted Development Matters items (i) and
(ii) in Section 4.1(b) and (2) as to Excepted Development Matter item (iii) in
Section 4.1(b), the Phase III Clinical Trial shall be terminated if the Steering Committee does not reach a unanimous decision within ten (10) days.

                (b) If the Steering Committee cannot reach a unanimous decision with respect to approval of the Commercialization Budget or Launch Budget of a Collaboration Product pursuant to Article V, or any other Commercialization matters referred to it for approval, within sixty (60) days following receipt of such referral, the final decision on such matters shall be made by HMR, except as to Excepted Commercialization Matters, which shall be resolved as provided for in Section 5.1(b).

                (c) Except as provided for above in this Section 3.4, if the Steering Committee fails to reach unanimous agreement on a matter before it for decision within sixty (60) days following its receipt of the referral of the matter, such matter shall be referred to executive officers of the Parties pursuant to the dispute resolution procedures set forth in Section 12.2 of the License Agreement. The manner described in this Section 3.4 to resolve disputes regarding Excepted Development Matters and Excepted Commercialization Matters shall be the sole mechanism for resolving such matters under this Agreement. If either Amylin or HMR wishes to seek a non-binding opinion from a Third Party with respect to any issue before the Steering Committee for decision, it may do so at its own expense; provided, however, that if both Parties agree to seek such opinion, such expense shall be shared equally by the Parties.

        3.5 ACCESS TO RECORDS. The Parties shall provide the Steering Committee and its authorized representatives with reasonable access during regular business hours to all records and documents in their possession relating to the Collaboration Compounds and the Collaboration Products which the Steering Committee may reasonably require in order to perform its obligations hereunder.

        3.6 LIMITATIONS ON THE POWERS OF THE STEERING COMMITTEE. The Steering Committee shall have only such powers as are specifically delegated to it hereunder or as are specifically agreed to in writing by the Parties. Except as set forth in Section 3.3, the Steering Committee shall not be involved with the day-to-day management of the collaboration activities contemplated by this Agreement.

        3.7 FORMATION OF THE JDC AND THE JCC AND APPOINTMENTS. The Parties shall form the JDC and the JCC within thirty (30) days after the Effective Date. For each of the JDC and the JCC, each Party shall appoint and replace its own representatives on such committees. Each such committee shall be comprised of equal numbers of members appointed by each Party (up to four (4) members for each Party per committee) of appropriately expert and experienced individuals. Members of the Steering Committee shall not serve as members of the JDC or JCC, and the Parties shall use their best efforts to not appoint a person as a member of both the JDC and JCC. One of the members of the JDC appointed by Amylin will serve as the chairperson of the JDC. One of the members of the JCC appointed by HMR will serve as the chairperson of the JCC. Either Party may designate an alternate for a committee member to participate in the event one of that Party's regular committee members is unable to be present at a meeting.

        3.8 MEETINGS OF THE JDC AND THE JCC. Meetings of the JDC or the JCC may be called by either Party on ten (10) working days prior written notice, unless such notice is waived by the Parties. Such committees may be convened, polled or consulted from time to time by means of telecommunication, video communication, or correspondence. Each of the JDC and the JCC will meet at least once every four (4) month period following the Effective Date, at sites to be designated by the chairpersons of such committees.

        3.9 AGENDAS. Each Party will provide proposed agenda items to the committee chairpersons, together with appropriate information, at least five (5) working days in advance of each meeting of the Steering Committee, JDC or JCC. The committee chairpersons will then deliver an agenda for the meeting to each member of the committee at least three (3) working days in advance of the committee meeting.

        3.10    LIAISON OFFICERS.

                (a) HMR will assign an appropriately expert and experienced individual as Research and Development Liaison Officer, who will facilitate communication and coordination of activities relating to Research and Development between the Parties and provide support and guidance to the JDC and the Research and Development teams. Amylin will make available an office and secretarial services to the Research and Development Liaison Officer, and will provide reasonable access to Amylin technical staff, management, and documentation relevant to Collaboration Products. The Research and Development Liaison Officer is expected to attend project team meetings and JDC meetings. The Research and Development Liaison Officer also will have reasonable access to Steering Committee members from each Party.

                (b) Amylin will assign an appropriately expert and experienced individual as Commercialization Liaison Officer, who will facilitate communication and coordination of Commercialization activities between the Parties. HMR will make available to the Commercialization Liaison Officer an office and secretarial services and will provide reasonable access to marketing, sales, planning and other relevant HMR personnel assigned to work on Collaboration Products and to plans, market research, and other documentation relevant to Commercialization of Collaboration Products. The Commercialization Liaison Officer is expected to attend relevant product team meetings and JCC meetings. The Commercialization Liaison Officer also will have reasonable access to Steering Committee members from each Party.

                (c) The Research and Development Liaison Officer will remain an employee of HMR and the Commercialization Liaison Officer will remain an employee of Amylin (the Research and Development Liaison Officer and the Commercialization Liaison Officer are referred to collectively herein as the "Liaison Officers"). Each Liaison Officer is expected to spend between one-quarter and three-quarters of his or her working time at the premises of the Party who is not his or her employer in order to perform his or her liaison function effectively.

                (d) HMR and Amylin will propose, within thirty (30) days after formation of the JDC and JCC, respectively, candidates to serve as Liaison Officers to the chairpersons of the JDC and JCC, respectively, who shall approve the respective Liaison Officers within thirty (30) days following receipt of each such proposed candidate. Such Liaison Officers may be replaced from time to time by the Party employing them. Any such replacement must be approved by the chairperson of the JDC or JCC, as the case may be.

        3.11    ACCOUNTING.

                (a) For the purposes of determining all costs and expenses hereunder, any cost or expense allocated by either Party to a particular category for a particular Collaboration Product shall not also be allocated to another category for such Collaboration Product, and any cost or expense allocated to a particular Collaboration Product in a particular country shall not be allocated to another Collaboration Product of such Party or the same Collaboration Product in a different country.

                (b) Except as specifically provided in this Agreement, each Party agrees to determine Net Sales, Royalty-Bearing Sales, Allowable Expenses, Research and Development Expenses, Pre-Marketing Expenses and all other costs and expenses hereunder with respect to the Products using its standard accounting procedures, consistent with United States Generally Accepted Accounting Principles, to the extent practical, as if such Products were solely owned products of the Party. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Net Sales, Royalty-Bearing Sales, Allowable Expenses, Research and Development Expenses, Pre-Marketing Expenses and such other costs and expenses. The Parties agree that, where such changes are economically material to either Party, adjustments shall be made to compensate the affected Party in order to preserve the same economics as reflected under this Agreement under such Party's accounting procedures in effect as of the date on which the activity in question (for example, Research, Development, marketing or manufacturing) first commences under this Agreement. Where the change is or would be economically material to one Party, the other Party shall provide an explanation of the proposed change and an accounting of the effect of the change on the relevant revenue, cost or expense category. For purposes of this Section 3.11, "economically material" shall mean, before the first commercial launch of a Collaboration Product, a change which affects Research Expenses, Research and Development Expenses and/or Pre-Marketing Expenses by five percent

(5%) or more, and after the first commercial launch of a Collaboration Product, a change which affects Operating Profits or Losses by five percent (5%) or more.



                                   ARTICLE IV

                         JOINT RESEARCH AND DEVELOPMENT

        4.1     RESPONSIBILITIES OF THE JDC.

                (a) Following the Effective Date, the JDC shall oversee the Research and Development of Collaboration Compounds in order to obtain Regulatory Approvals, as set forth in this Article IV. The JDC will also (i) oversee the preparation of Research and Development Plans and Research and Development Budgets and submit such plans and budgets to the Steering Committee for review and budget approval, (ii) evaluate and designate Collaboration Compounds for Research and Development and (iii) facilitate the flow of Information with respect to Research and Development being conducted for each Collaboration Product. In addition, in connection with an approved Commercialization Budget and/or an approved Launch Budget, the JDC will oversee Phase IIIB Clinical Trials, and shall provide such support with respect to Phase IV Clinical Trials as may be reasonably requested by the JCC.

                (b) Decisions of the JDC shall be approved by a majority vote of the members of the JDC. If the JDC is unable to obtain a majority affirmative vote as to any matter involving Research or Development, except for
(i) increasing the Research and Development Budget (other than as provided for in the Initial Research and Development Plan and Budget in Section 4.4(a)), (ii) altering the Research and Development Plan in a manner which would (1) change indications for which a Collaboration Product is being developed, (2) conduct Development for less than North America and the European Union or (3) change or add a route of delivery or line extension of a Collaboration Product in Development or (iii) terminating a Phase III Clinical Trial prior to completion in accordance with its protocol (collectively, the "Excepted Development Matters"), the decision of Amylin will be final and determinative so long as such decision does not contradict or modify the terms of this Agreement. Such Excepted Development Matters shall be referred to the Steering Committee for consideration pursuant to Section 3.4 of this Agreement.

                (c) The JDC will have the power to form subcommittees with appropriate representation from Amylin, HMR and appropriate Third Parties; provided, however, that any Third Party member of a subcommittee must be approved by HMR.

                (d) During clinical trials for any Collaboration Products, the JDC and JCC shall work together to assure a smooth transition from Development of such Collaboration Products to Commercialization of such Collaboration Products, including, without limitation, product claims, product positioning, pre-launch medical education and communications programs. In addition, the JDC shall keep the JCC informed of proposed changes in the dosage form of Collaboration Products and the countries in which Phase III Clinical Trials are being conducted.

        4.2 LEAD RESEARCH AND DEVELOPMENT PARTY. Amylin will be the lead Research and Development Party with respect to all Collaboration Products and, as a result, shall be obligated and responsible for carrying out Research and Development pursuant to each Research and Development Plan. Amylin will commence reporting to the JDC within sixty (60) days following the Effective Date. Amylin will report to the JDC at such times and in such manner as is reasonably determined by the JDC from time to time. HMR agrees to carry out such Research and Development tasks as are reasonably requested by Amylin and accepted by HMR. In addition, consideration shall be given to HMR to participate in other Research and Development activities, as mutually agreed upon by the Parties. All HMR Research and Development Expenses will be included in Research and Development Expenses to the account of HMR .

        4.3 RIGHT TO ENGAGE THIRD PARTIES. In the course of its business, Amylin regularly uses Third Parties to perform certain Research and Development activities. Amylin will continue to do so during the course of this Agreement, and expenses relating to such Third Party Development will be included in Amylin's Research and Development Expenses.

        4.4     RESEARCH AND DEVELOPMENT PLAN AND RESEARCH AND DEVELOPMENT
BUDGET.

                (a) The Research and Development of each Collaboration Product shall be governed by a Research and Development Plan and a Research and Development Budget, which shall provide for Development in at least all Core Dossier Countries and, together with updates, shall be prepared by Amylin, after taking into consideration HMR's comments, for budget approval by the Steering Committee. The Parties shall agree upon and approve an Initial Research and Development Plan and Budget within sixty (60) days after the Effective Date. If the Parties are unable to agree on the Initial Research and Development Plan and Budget within such sixty (60) day period, then the Initial Research and Development Plan and Budget shall be referred to the Steering Committee for resolution by the Steering Committee.

                (b) Each Research and Development Plan shall describe the proposed overall program of Research and Development for the subject Collaboration Product in each applicable country, including preclinical studies, toxicology, formulation, process development, clinical studies and regulatory plans and other elements of obtaining Regulatory Approval in each applicable country. HMR shall provide such guidance as Amylin reasonably requests regarding local Drug Approval Application submission requirements. The Research and Development Plan shall include a summary of estimated Research and Development Expenses of the program expected during the Research and Development process through obtaining Regulatory Approval for each proposed indication and route of delivery, and shall also include a detailed Research and Development Budget for all Research and Development activities proposed for the following twelve (12) months.

                (c) Each Research and Development Plan and Research and Development Budget shall be updated annually by Amylin, after taking into account HMR's comments, and shall be submitted by October 1 of each calendar year to the Steering Committee for review and for Research and Development Budget approval. The Steering Committee shall provide comments on each such updated Research and Development Plan and Research and Development Budget within thirty (30) days following its receipt of such plan and budget. Within ninety
(90) days following its receipt of such plan and budget, the Steering Committee shall either approve the Research and Development Budget submitted by the JDC or approve a modified Research and Development Budget prepared by the Steering Committee consistent with the objectives for the Collaboration Products and the aims of the collaboration contemplated by this Agreement. If the Steering Committee fails to approve any budget increase in the Research and Development Budget or a material change of the type described in Section 4.1(b)(ii) in the Research and Development Plan, the Research and Development Budget and the Research and Development Plan shall remain at its previously approved level or previous unmodified form.

        4.5 DEVELOPMENT EFFORTS. Each Party agrees to exert the efforts necessary and reasonable to execute and substantially carry out the Research and Development Plan within the Research and Development Budget and to cooperate with the other Party in carrying out the Research and Development Plan.

        4.6 DRUG APPROVAL APPLICATIONS. Consistent with the Research and Development Plan, Amylin shall be responsible for preparing and filing all filings with the regulatory authorities with respect to HMR Compounds in each country in the Profit Sharing Territory ("Regulatory Filings"), including, but not limited to, Drug Approval Applications, and seeking Regulatory Approvals for Collaboration Products in the Profit Sharing Territory, including preparation of all reports necessary as part of a Drug Approval Application. All such Drug Approval Applications shall be filed jointly in the names of Amylin and HMR if permitted by the regulatory agency. If a joint filing is not permitted, simultaneous filings of identical Drug Approval Applications, one in Amylin's name and one in HMR's name, shall be made ("Simultaneous Filings"). If neither of the preceding filing scenarios is permitted by a regulatory agency, the Drug Approval Application in such case shall be filed in the name of Amylin, and a copy of such Drug Approval Application shall be simultaneously provided to HMR together with written notice from the regulatory agency that neither joint filings nor Simultaneous Filings are permitted in such jurisdiction. Amylin shall be responsible for prosecuting all such Drug Approval Applications, including any such Drug Approval Applications filed in HMR's name. In the event a Drug Approval Application is filed in the name of a single Party, the other Party shall have the right of cross reference. The Parties shall consult and cooperate in the preparation of each Drug Approval Application and in obtaining Regulatory Approvals. Upon receipt of each Regulatory Approval, Amylin shall promptly transfer ownership of the corresponding Drug Approval Application and Regulatory Approval to HMR, provided HMR is the marketing Party in the country wherein Regulatory Approval is obtained, and shall promptly notify the appropriate regulatory agency of such transfer of ownership. Transfer of sole ownership shall occur earlier in time if necessary for negotiating pricing approvals pursuant to Section 5.11. In the event HMR's right to market any Collaboration Products under this Agreement terminates for any reason, HMR shall promptly transfer any and all of its ownership rights in the corresponding Drug Approval Application and Regulatory Approvals to Amylin. In connection with all Drug Approval Applications being prosecuted by Amylin hereunder, each Party agrees to provide the other Party with a copy (which may be wholly or partly in electronic form) of all filings to regulatory agencies it makes on its behalf or on the other Party's behalf hereunder.

        4.7     COSTS OF DEVELOPMENT.

                (a) All Research and Development Expenses of Collaboration Products under this Agreement shall be shared equally by the Parties.

                (b) HMR shall advance to Amylin, on the next to last business day of each calendar quarter ending subsequent to the Effective Date, HMR's share of the budgeted Research and Development Expenses for the following quarter, based on the most recently approved Research and Development Budget.

                (c) Each Party shall maintain records of Research and Development Expenses incurred by it in accordance with procedures to be agreed upon between the Parties. Subsequent to the Effective Date, Amylin and HMR shall report quarterly to each other on their Research and Development Expenses, with such reports to be submitted within twenty (20) days after the end of each calendar quarter and within thirty (30) days after the end of each calendar year. The Parties shall seek to resolve any questions related to such accounting reports within sixty (60) days following receipt of such reports. If the Parties are unable to resolve any disputes regarding such accounting reports within such sixty (60) day period, such dispute will be referred to the Steering Committee for resolution pursuant to Section 3.4.

                (d) Any differences between the actual expenses incurred in a particular quarter and the budgeted expenses for such quarter upon which HMR's advance payment was made to Amylin shall be applied as an adjustment to the following quarter's payment due from HMR as follows:

                        (i) in the event actual expenses exceed budgeted expenses for a particular quarter, the amount of the difference shall be added to the amount due under HMR's next quarterly advance payment of budgeted Research and Development Expenses; and

                        (ii) in the event actual expenses are less than budgeted expenses for a particular quarter, the amount of the difference shall be subtracted from the amount due under HMR's next quarterly advance payment of budgeted Research and Development Expenses.

                (e) Notwithstanding the provisions of Section 4.7(d), Amylin shall be solely responsible for any Research and Development Expenses exceeding, during a calendar year, one hundred five percent (105%) of the most recently approved Research and Development Budget for such year, and such overage, if any, shall be paid by Amylin to HMR within ten (10) days after the amount of such overage is determined, unless the overage is (i) the result of actions of HMR (in which case HMR shall bear the expense), (ii) is approved by the Steering Committee or (iii) is the result of the requirements of regulatory authorities (in which cases the Parties shall share the expense equally). If actual costs and expenses for a given calendar year are less than or equal to 5% below budgeted costs and expenses for such year, then such amount will be carried forward into the next calendar year's budget. If actual costs and expenses for a given calendar year are more than 5% below budgeted costs and expenses for such year, then the Parties will mutually determine the portion of such amount in excess of 5%, if any, that will be carried forward into the next calendar year's budget.

        4.8 ELECTION BY A PARTY TO TERMINATE ITS PARTICIPATION IN THE DEVELOPMENT OF A COLLABORATION COMPOUND OR COLLABORATION PRODUCT FOR SAFETY OR TOLERABILITY REASONS.

                (a) In the event material issues regarding the Safety or Tolerability of a Collaboration Compound or Collaboration Product arise during the Development thereof, each Party shall have the right to terminate its participation in worldwide Development of such Collaboration Compound or Collaboration Product as provided below in Section 4.8(b). A Party's decision to terminate its participation in Development of a particular Collaboration Compound or Collaboration Product shall be in its own discretion.

                (b) In the event one Party's participation in Development of a Collaboration Compound or Collaboration Product is terminated pursuant to this
Section 4.8, then (i) such termination shall be effective thirty (30) days following the date of receipt of written notice by the non-terminating Party of the terminating Party's decision to terminate its participation, (ii) the terminating Party shall not be responsible for any Research and Development Expenses related to such Collaboration Compound or Collaboration Product after the date the termination is effective, (iii) the non-terminating Party may thereafter proceed independently with research, development and/or commercialization of the compound or product in question as an Independent Product, either alone or in conjunction with Third Parties and (iv) the terminating Party shall, to the extent not previously granted under this Agreement or the License Agreement, (1) grant exclusive licenses (even as to the granting Party) under Amylin Patents or HMR Patents, as applicable, Joint Patents and know-how Controlled by such Party to the non-terminating Party for continued research, development and/or commercialization of the compound or product in question, (2) shall transfer any related Drug Approval Applications or Regulatory Approvals (including transfer of all relevant data and information relevant to Regulatory Authorities) to the non-terminating party, and (3) otherwise cooperate to enable the non-terminating Party under this Section 4.8 to continue said research, development and/or commercialization. In the event a termination of participation in Development of a Collaboration Compound or Collaboration Product occurs under this Section 4.8, such Independent Product shall thereafter bear a royalty of ****************** of Royalty-Bearing Sales on a country-by-country basis for the later to occur of
(i) ten (10) years from the first commercial sale of such Independent Product in such country and (ii) the expiration of the last to expire of any issued patents covering such Independent Product in any relevant country; provided, however, that such Collaboration Compound or Collaboration Product may not be so independently developed or commercialized for any indication for which a Collaboration Product or Royalty-Bearing Product is being (i) Developed, (ii) Commercialized, or (iii) Developed and/or Commercialized, in all cases in at least two Major Market Countries at the time the termination under this Section 4.8(b) became effective for any Collaboration Compound or Collaboration Product. Royalty payments, if any, due under this Section 4.8(b) shall be paid in accordance with the provisions of Section 6.6.

                (c) The rights set forth in this Section 4.8 to terminate participation in Development of a particular Collaboration Compound or Collaboration Product for Safety or Tolerability reasons shall be separate from, and in addition to, the right to terminate this Agreement pursuant to Article XII.

        4.9 INSURANCE. Throughout the Research and Development of a Collaboration Product, Amylin agrees to have in place comprehensive general liability insurance, including, but not limited to, product liability insurance (which shall include coverage for clinical trials) of at least ********** combined single limit with an aggregate limit of at least **********, which insurance shall include HMR as an additional insured. Amylin agrees to provide HMR with thirty (30) days prior written notice in the event it elects to voluntarily terminate such insurance. When insurance is obtained as required under this Section 4.9, Amylin agrees to provide HMR with a certificate of insurance evidencing its retention of such insurance coverage and any updates thereto.

                                    ARTICLE V

                                COMMERCIALIZATION

        5.1     RESPONSIBILITIES OF THE JCC.

                (a) The purpose of the JCC shall be to (i) oversee the Commercialization of Collaboration Products in the Profit-Sharing Territory, including the planning, annual budgeting, commercial manufacturing, marketing, sales and distribution and sublicensing of Collaboration

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                                      -19-
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Products, (ii) monitor, review and comment on costs incurred by the Parties in the commercial manufacture, marketing, sale and distribution of Collaboration Products, (iii) review and comment on the Commercialization Plans and Launch Plans and the selection of trademarks for Collaboration Products, (iv) receive and provide to the Parties all sales, pricing, and financial reports pertaining to Pre-Marketing and Commercialization of Collaboration Products, (v) recommend to the JDC the principal indications and delivery routes for all Collaboration Products, (vi) review and comment on HMR's pricing recommendations prior to submission of such to the Steering Committee pursuant to Section 5.11, (vii) review and comment on HMR's manufacturing recommendations prior to submission of such to the Steering Committee pursuant to Section 8.1, and (viii) facilitate the flow of Information with respect to the Commercialization of each Collaboration Product. Subject to the provisions of Section 5.1(b) regarding Excepted Commercialization Matters, HMR shall make the final decision on all matters relating to the Commercialization of any Collaboration Product, including all day to day decisions.

                (b) Decisions of the JCC shall require a majority vote of all members of the JCC. If the JCC is unable to obtain a majority affirmative vote as to any matter involving Commercialization, the decision of HMR will be final and determinative, so long as such decision does not contradict or modify the terms of this Agreement, except with regard to (i) a decision to recall a Collaboration Product, which shall be decided pursuant to Section 5.12, (ii) a dispute related to pricing of a Collaboration Product, which shall be referred to the executive officers of the Parties pursuant to Section 5.11, (iii) a dispute related to manufacturing of a Collaboration Product, which shall be referred to the executive officers of the Parties pursuant to Article XII of the License Agreement, or (iv) a Third Party promotion support arrangement for a Collaboration Product which also involves the promotion support of a non-Collaboration Product(s), which must be approved by the Steering Committee pursuant to Section 5.3(a) (collectively, the "Excepted Commercialization Matters").

                (c) The JCC will have the power to form subcommittees with appropriate representation from Amylin, HMR and appropriate Third Parties; provided, however, that any Third Party members of such a subcommittee must be approved by Amylin.

                (d) During clinical trials for any Collaboration Products, the JCC shall coordinate with the JDC to assure a smooth transition from Development to Commercialization.

                (e) The JCC shall not be involved with the commercialization of (i) Independent Products or (ii) Royalty-Bearing Products in any Royalty-Bearing Countries.

        5.2     HMR AS LEAD MARKETING PARTY.

                (a) HMR will be the lead marketing party with respect to all Collaboration Products and, as a result, shall be obligated and responsible for carrying out Commercialization pursuant to each Commercialization Plan. HMR will assemble its product team and commence reporting to the JCC within sixty (60) days following the Effective Date. Amylin agrees to carry out the Commercialization tasks referred to in Section 5.2(b) and such other Commercialization tasks as are reasonably requested by HMR and accepted by Amylin.

                (b) It is recognized that the Parties bring particular strengths to the ongoing Commercialization of Collaboration Products. HMR will assign to Amylin a role in Commercialization functions and activities, both during Development and following Collaboration Product launch, as follows:

                        (i) it is anticipated by the Parties that from the Effective Date throughout the marketing of Collaboration Products, Amylin will provide members for the HMR product teams, participating in the development of all strategies and performing activities relating to the following marketing functions as part of the Commercialization Plans and Launch Plans in the Core Dossier Countries:

                             -       Medical Symposia
                             -       Scientific Exhibits
                             -       Opinion Leader Program Development
                             -       Medical Education Program Development;

                        (ii) furthermore, in preparation for, but at least twelve (12) months prior to, product launch of the first Collaboration Product hereunder in the first Core Dossier Country, Amylin will provide a small (not to exceed one hundred (100) persons) dedicated field force of experienced, scientifically competent "Medical Liaison Officers"; and

                        (iii) Amylin's activities will be performed in accordance with each approved Commercialization Plan and Commercialization Budget and each approved Launch Plan and Launch Budget. All other marketing activities that have not been assigned to Amylin will be the responsibility of HMR, unless determined otherwise by the JCC.

        5.3     RIGHT TO ENGAGE THIRD PARTIES.

                (a) If HMR determines that it needs promotion support in the Profit Sharing Territory and Amylin does not provide it, or HMR determines Amylin is not reasonably capable of providing it, then HMR may contract for additional promotion support from a Third Party. In such event, the Parties will consult prior to the engagement of a Third Party. The costs of engaging such Third Party will be a Royalty Expense (as defined in Exhibit A). Any other use of a Third Party, such as the sublicensing of a Third Party with respect to co-marketing and/or co-promotion in the Profit Sharing Territory, must be approved by the Steering Committee as described in Section 3.4, except to the extent such arrangements either directly or indirectly also involve the marketing, promotion, co-marketing and/or co-promotion of non-Collaboration Products. To the extent any non-cash consideration is conveyed to either Party as part of any arrangement under this Section 5.3, the other Party shall be made whole.

                (b) In the event that HMR decides not to market a Collaboration Product in a country, the Parties will consider whether it is desirable to license a Third Party to market in such country, and only if both Parties so agree, the Parties, through HMR with full participation by Amylin, shall attempt to license such rights to a Third Party. Royalties received under this provision, if any, shall be included in Net Sublicense Revenues.

        5.4 COMMERCIALIZATION EFFORTS. Each Party agrees to exert the efforts necessary and reasonable to execute and substantially carry out the Commercialization Plans and Launch Plans within the Commercialization Budgets and Launch Budgets and to cooperate with each other in carrying out the Commercialization Plans. In addition, with regard to the determination of all pricing, sampling and discount strategies for Collaboration Products, HMR shall use a similar and no less rigorous approach as that used by it in determining such strategies for its own pharmaceutical products of comparable market potential.

        5.5     COMMERCIALIZATION PLAN AND COMMERCIALIZATION BUDGET.

                (a) HMR shall develop a commercialization plan (the "Commercialization Plan") for each Collaboration Product, which shall include but not be limited to (i) global demographics and market dynamics, Major Market Country market strategies, estimated country launch dates, a worldwide sales and expense forecast (including at least three (3) years of estimated sales and expenses), manufacturing plans and expected product profile based upon the Research and Development Plan, (ii) a market plan (including pricing strategies pertaining to discounts, samples and Nominal Price sales) for the United States, which will serve as a strategic reference for other market plans for countries such as Germany, the United Kingdom, France and Japan (it being understood that such market plans will evolve over time and shall be similar to existing market plans developed at such time by HMR for pharmaceutical products with comparable market potential), and (iii) a commercialization budget ("Commercialization Budget") for each Collaboration Product for all applicable countries so determined by HMR (but at a minimum, the countries covered by the then current Research and Development Plan), including the Third Parties to be utilized and the arrangements with them that have been or are proposed to be agreed upon. Each Commercialization Budget shall include a budget of the expenses expected to be incurred in connection with performing the Commercialization Plan, including Pre-Marketing Expenses and Allowable Expenses in each applicable country.

                (b) The first Commercialization Plan shall be in the form of an initial outline and the first Commercialization Budget shall be in the form of an estimated budget. The JCC shall submit such outline of the first Commercialization Plan and such estimated Commercialization Budget to the Steering Committee for review and approval no later than six

(6) months following the Effective Date. It is understood that such outline and estimate may contain open issues and identify areas wherein more information is needed to complete the outline and estimated budget and to prepare a more complete Commercialization Plan and Commercialization Budget. Thereafter, by October 1 of each subsequent year, HMR, after taking into consideration Amylin's comments, will prepare a Commercialization Plan for submission by the JCC to the Steering Committee for review and a Commercialization Budget for submission by the JCC to the Steering Committee for review and approval. Notwithstanding anything in this Agreement to the contrary, the Commercialization Budget shall be approved by the Steering Committee no later than October 31 of each year. For any subsequent Collaboration Products, HMR shall prepare and the JCC shall submit an outline of an initial Commercialization Plan for each such Collaboration Product to the Steering Committee for review and an estimated Commercialization Budget for review and approval no later than six (6) months after any Collaboration Compound is designated a Collaboration Product. Each such Commercialization Plan and Commercialization Budget shall be updated and refined on each subsequent October 1 as described above in connection with Collaboration Compounds. Any significant change in any Commercialization Plan or Commercialization Budget during the course of the year will be communicated promptly to the JCC. In addition, HMR shall provide an update of each Commercialization Plan and Commercialization Budget to the JCC in a manner consistent (with respect to timing and content) with such updates as are reported internally by HMR on its existing pharmaceutical products of comparable market potential.

        5.6     LAUNCH PLAN.

                (a) Each Commercialization Plan shall be updated, in advance of the launch of the applicable Collaboration Product in each country as the JCC determines is appropriate, to include a Launch Plan and Launch Budget for such launch and the twelve (12) month period following the launch date for such Collaboration Product. Each such Launch Plan and Launch Budget shall be developed by HMR, after taking into consideration Amylin's comments, and presented to the JCC for Launch Plan and Launch Budget review and approval and to the Steering Committee for Launch Budget approval, with HMR having the final decision at the JCC and Steering Committee as described in Section 3.4. The Steering Committee shall have sixty (60) days to review and approve such Launch Budget. If the Steering Committee is unable to approve the Launch Budget within such sixty (60) day period, the Launch Budget shall be submitted to the Parties' executives as provided for in Article XII of the License Agreement.

                (b) It is understood by the Parties that determining a date for Regulatory Approval and thus a launch date is difficult. The failure to accurately estimate the launch date shall not constitute a breach hereunder. As a result of this uncertainty, the JDC shall estimate for each country a realistic date for Regulatory Approval, and the JCC will use this estimated date to submit its Launch Plan and Launch Budget at least twelve (12) months prior to the estimated Regulatory Approval date, to the Steering Committee. By October 1 of each calendar year thereafter, if not yet executed, each Launch Plan and Launch Budget for each Collaboration

Product shall be updated by HMR and the updated Launch Budget shall be submitted by the JCC for approval by the Steering Committee.

                (c) Each Launch Plan shall include (i) updated market and sales forecasts in units and estimated revenues of Collaboration Product, (ii) estimated resource requirements and (iii) such other matters deemed appropriate by HMR.

                (d) Each Launch Budget shall include a breakdown of individual Allowable Expense items expected to be incurred in connection with performing the applicable Launch Plan. It is understood that there will not necessarily be a separate Launch Plan and Launch Budget for each country in which a Collaboration Product launch is planned, but that estimated launch dates, Launch Budgets and Launch Plans for each country in which a launch is planned may be incorporated into one or more comprehensive Launch Plans and Launch Budgets.

        5.7     ELECTION BY AMYLIN OF ROYALTY-BEARING COUNTRIES.

                (a) With respect to all countries other than the Core Dossier Countries, within sixty (60) days after the Steering Committee approves a Launch Budget for each Collaboration Product, Amylin may make a one-time, irrevocable election on a country-by-country basis to withdraw from expense-sharing with respect to such Collaboration Product in the applicable country, in which case such country shall become a Royalty-Bearing Country and Amylin shall receive a royalty of ****************** on Royalty-Bearing Sales in such Royalty-Bearing Country with respect to such Royalty-Bearing Product, in accordance with Section 6.4(a) and Section 6.4(b). Amylin's election to withdraw with respect to a Collaboration Product pursuant to this Section 5.7(a) shall be effective thirty (30) days after receipt by HMR of written notice from Amylin of its election to withdraw, which written notice shall specify the Collaboration Product and the country(ies) subject to such withdrawal. Withdrawal under this
Section 5.7(a) by Amylin shall relieve it from its obligation to carry out and complete the Research and Development Plan as it relates to countries from which it withdraws hereunder.

                (b) Subject to Sections 7.3, 11.2 and 11.3, the Commercialization of Royalty- Bearing Products shall be conducted independently by HMR.

        5.8 ADVERTISING AND EDUCATION. HMR, after consultation with the JCC, will assign to the Parties, their Affiliates or any Third Party the preparation of advertising and education materials. Such materials shall be subject to prior review and comment by Amylin and HMR, which review and comment by Amylin and HMR shall be completed within thirty (30) days after receipt of such materials by Amylin and HMR. With respect to written and visual promotional or educational materials, to the extent such materials identify or otherwise make reference to either of the Parties, Amylin and HMR shall both be presented and described with equal prominence, as permitted by the applicable laws and regulations of each country in which such materials are to be presented. All product labeling, documentary information, promotional

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material and oral presentations (where practical) regarding the detailing and promoting of Collaboration Products shall display the names and logos of Amylin and HMR with equal prominence. All advertising and education and training materials for use in a country must also be approved in advance by the Party holding the relevant Drug Approval Application or responsible for the Regulatory Approval for such country, as necessary to ensure such Party's compliance with all applicable Regulatory Approvals. Such approval or disapproval shall be given by the Party within thirty (30) days after receipt of such advertising and education and training materials.

        5.9 PRE-MARKETING EXPENSES. Amylin and HMR shall share equally in Pre-Marketing Expenses; provided, however, that HMR will fund all Pre-Marketing Expenses for the first Collaboration Product. Amylin's 50% share of such Pre-Marketing Expenses for the first Collaboration Product shall be reimbursed by Amylin to HMR from its share of Operating Profits as provided in Section 6.2(b). In this regard, a written accounting of Pre-Marketing Expenses incurred by Amylin within a Commercialization Plan and Budget shall be submitted by Amylin to HMR within twenty (20) days of the end of each calendar quarter and within thirty (30) days of the end of each calendar year in which such expenses were incurred. HMR will repay Amylin within thirty (30) days of its receipt of such written accounting. Notwithstanding anything in this Agreement to the contrary, in the event that greater than 50% of the voting stock or substantially all of the assets of Amylin are acquired by (i) an entity with a market capitalization equal to or in excess of $2.5 billion in publicly traded stock or (ii) a privately held entity with annual sales in excess of $1 billion, then HMR's obligation to fund all Pre-Marketing expenses for the first Collaboration Product pursuant to this Section 5.9 shall terminate and be of no further effect.

        5.10 TRAINING PROGRAM. HMR will develop adequate training programs for personnel involved in the Commercialization of Collaboration Products and/or Royalty-Bearing Products. Amylin shall play an appropriate role, as determined by the JCC, in the preparation of such training materials and conduct of training; provided, however, that Amylin shall not be involved in the preparation of training materials or the conduct of training with respect to Royalty-Bearing Products in a Royalty-Bearing Country or HMR's Independent Products. HMR shall submit to Amylin for its review all training materials, which review shall be completed within thirty (30) days of receipt of such materials by Amylin. The Parties agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy. Training shall be carried out at a time which is determined by HMR, and which is prior to but reasonably near the date on which Regulatory Approval is expected. The costs of transporting, housing and maintaining personnel to be trained, and the preparation of materials, shall be deemed to be Pre-Marketing Expenses or Marketing Expenses, as the case may be.

        5.11 PRICING, PRICING APPROVALS AND PRODUCT DISTRIBUTION. If Amylin does not agree with the recommended price proposed by HMR with respect to a Collaboration Product, it may, within ninety (90) days following receipt of such recommended price from HMR, prepare its own analysis of the market potential and recommended price for such Collaboration Product and present such analysis and recommendation to the Steering Committee. If the Steering Committee is unable to agree on the prices for such Collaboration Product within sixty (60) days after receipt of the HMR, and, if applicable, Amylin pricing recommendations, whichever is later, the analyses and recommendations of both Parties will be referred to a joint executive review panel composed of the Chief Executive Officer of Amylin and HMR's Chief Operating Officer. If this joint executive review panel is unable to agree on a price after reviewing the submissions from Amylin and HMR within thirty (30) days following receipt of such recommendations, then HMR shall set the applicable prices, which shall be somewhere between the prices proposed by each Party. The above described mechanism shall be the sole method for resolving disputes as to price(s) and shall not be subject to dispute resolution pursuant to Article XII of the License Agreement. HMR shall obtain for Collaboration Products such pricing approvals as may be required by, and arrange for distribution of each Collaboration Product in, each applicable country of the Profit Sharing Territory.

        5.12 PRODUCT RECALLS. As an exception to the general authority of HMR under this Article V, if HMR commences an internal product quality investigation, it shall promptly notify and consult with Amylin regarding such investigation. Further, if either Party believes that a recall of a Collaboration Product is necessary, such Party shall notify and consult with the other Party within two (2) working days of its determination, and both Parties shall cooperate to allow such recall to occur under the direction of the Steering Committee. In the event of a dispute about whether to recall a Collaboration Product, such recall shall occur.

        5.13 TAX CONSIDERATION. Either Party may take advantage of tax considerations which benefit it and not the other Party. In the event that a Party takes advantage of a tax consideration which benefits it and not the other Party, no compensation to the other Party is required unless such affects the other Party's Operating Profits or Losses negatively, in which case compensation shall be provided to the other Party to make it whole. To the extent such negative impact on one Party's Operating Profits or Losses results from the manufacture of a Collaboration Product, such impact shall be addressed in the manner described in Section 8.1.

        5.14 DISCOUNTED SALES. It is possible that Collaboration Products could be included as part of a multiple product offering to customers by HMR, and, at times, discounts may be offered independently. In the event that any Collaboration Products are offered along with other HMR products, the effect of the potential discounts may not impact the Average Net Selling Price below **** of the Ex-Manufacturer Selling Price in any given country. In the event that planned or executed discounting activities related to any Collaboration Product (pursuant to which such Collaboration Product is sold by HMR in combination with one or more non-Collaboration Products in any given country) as measured on a quarterly basis will reduce the Average Net Selling Price below **** of the Ex-Manufacturer Selling Price in any given country, HMR shall present an analysis of such discounting forecasts and activities to the JCC for review and comment. Such analysis will include all appropriate information for such Collaboration Product

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                                      -26-
reasonably available to HMR, such as discounts given or forecasted, profit and/or loss analysis of discounting activities, Average Net Selling Price of planned or granted discounts for major customers (to be defined by HMR) and a price versus volume analysis. If the Average Net Selling Price discount with respect to such Collaboration Products exceeds ***, HMR shall make Amylin whole with respect to Net Sales of such Collaboration Product (whole equals *** of the Ex-Manufacturer Selling Price). All sales of such Collaboration Product at a Nominal Price as well as all sales involving governmental mandated or conceded discounts are exempt from the Average Net Selling Price calculations. If Amylin determines that the discounting activities as presented by HMR unfairly disadvantage Amylin's interest, Amylin may prepare an analysis and present it to the Steering Committee for review and concurrence. In the absence of agreement at the Steering Committee, HMR shall have the final determination in this matter. If market dynamics change (for example, if a directly competing product were to enter the market, and it were to become in the best interest of both Parties to discount more than *** below Ex-Manufacturer Selling Price in a particular country), HMR and Amylin may agree to discount beyond the stated *** discount to Ex-Manufacturer Selling Price, and in this situation HMR will no longer be required to keep Amylin whole (whole equals *** of the Ex-Manufacturer Selling Price). This Section 5.14 regarding "discounted sales? will only be in effect while any Collaboration Compound is covered by a Patent.


                                   ARTICLE VI

                          PROFIT SHARING AND ROYALTIES

        6.1     SHARE OF OPERATING PROFITS OR LOSSES.

                (a) Subject to the terms of this Agreement, Amylin and HMR shall share equally in Operating Profits or Losses.

                (b) Notwithstanding the foregoing Section 6.1(a) to the contrary, HMR shall fund Amylin's one-half share of any Operating Losses incurred during any quarter during the first two years following commercial launch of a Collaboration Product, which funding by HMR shall be reimbursed by Amylin pursuant to Section 6.2(b); provided, however, that in the event that greater than 50% of the voting stock or substantially all of the assets of Amylin are acquired by (i) an entity with a market capitalization equal to or in excess of $2.5 billion in publicly traded stock or (ii) a privately held entity with annual sales in excess of $1 billion, then HMR's obligation to fund Amylin's one-half share of any Operating Losses pursuant to this Section 6.1(b) shall terminate and be of no further effect.

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

        6.2     PAYMENT.

                (a) Subject to Section 6.2(b), within twenty (20) days of the end of each of the first three calendar quarters and within thirty (30) days of the end of the fourth calendar quarter of each year following the launch of each Collaboration Product in a country, Amylin shall report to HMR and the JCC as outlined in Exhibit B, its revenues and individual Allowable Expense items (with appropriate supporting information) involved in the computation of Operating Profits or Losses and recognized during such quarter with respect to each such Collaboration Product. Within ten (10) days after receipt of such report, HMR shall provide for each Collaboration Product one worldwide consolidated Financial Statement and individual Financial Statements for each country in the Profit Sharing Territory to the JCC, and the JCC shall promptly direct the remittance between the Parties of an Equalization Payment with respect to each Collaboration Product. The reports and Equalization Payments for the fourth quarter of the fiscal year may include reconciliations and year-end adjustments with respect to previous quarters. The payment required by this
Section 6.2(a), together with interest accrued from the end of each calendar quarter (to be paid at the commercial paper rate for high grade unsecured notes sold through dealers, as quoted in the Wall Street Journal on the last day of each such quarter), shall be made in any event within thirty (30) days of the due date of the receipt of reports described in the first sentence of this
Section 6.2(a).

                (b)     Notwithstanding anything to the contrary provided for in
Section 6.2(a), twelve (12) months after the approval of a United States Drug Approval Application for a Collaboration Product, HMR may withhold from payment to Amylin an amount equal to ******************* of any Equalization Payment owed to Amylin pursuant to Section 6.2(a), until such time as HMR has received from such withheld payments an aggregate amount equal to the sum of (i) ************ (representing ******************* of the remaining ********** of the agreed upon ************ in costs and expenses incurred by HMR prior to the effective date of the License Agreement) plus (ii) the aggregate amount of Amylin's fifty percent (50%) share of Pre-Marketing Expenses for the first Collaboration Product advanced by HMR pursuant to Section 5.9 plus (iii) the aggregate amount of Amylin's fifty percent (50%) share of Operating Losses funded by HMR pursuant to Section 6.1(b).

        6.3 TERM. The Parties shall share Operating Profits or Losses hereunder with respect to each Collaboration Product in each Profit Sharing Territory until each such Collaboration Product is permanently withdrawn from and is no longer being sold anywhere in the relevant Profit-Sharing Territory.

        6.4     ROYALTY-BEARING PRODUCTS.

                (a) HMR shall pay to Amylin the applicable running royalty, as set forth in Section 5.7(a), on Royalty-Bearing Sales for Royalty-Bearing Products, if any.

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* CONFIDENTIAL TREATMENT REQUESTED

                (b) Except as expressly provided in this Agreement, all royalties to be paid to Amylin on Royalty-Bearing Sales for Royalty-Bearing Products shall be paid in accordance with the provisions of Section 6.6, on a country-by-country basis, from the date of the first commercial sale of each Royalty-Bearing Product in a particular country until the later of (i) ten (10) years from the first commercial sale in such country or (ii) the last to expire of any (1) Amylin Patents or (2) HMR Patents or Joint Patents, as applicable, which covers use or sale of the Royalty-Bearing Product in such country, subject to the following:

                        (i) if a generic form of a Royalty-Bearing Product is introduced by a Third Party in any country in which neither Amylin nor HMR has patent coverage preventing sale or use and such Third Party has sales in such country equal to at least ********************* of unit sales of the Royalty-Bearing Product in such country, the royalty obligation set forth above shall be reduced by ******************* until such time, and from time to time, that either Amylin or HMR is granted such patent coverage of the Royalty-Bearing Product in such country or the generically equivalent product sales in any full calendar quarter are reduced to less than ********************* of the Royalty-Bearing Product unit sales; and

                        (ii) the royalty amount to be paid under this Agreement with respect to a Royalty-Bearing Product shall be reduced by an amount equal to ******************* of any royalties payable to Third Parties in respect of the manufacture, use or sale of Royalty-Bearing Products.

                Notwithstanding anything in this Section 6.4 to the contrary, the aggregate reduction of royalties set forth in Subsections (i) and (ii) of this Section 6.4(b) and in Section 9.4 of this Agreement shall not reduce the net royalty amount payable under this Section 6.4 by more than
*******************.

                (c) HMR may discontinue Commercialization of a Royalty-Bearing Product at any time in its sole discretion.

        6.5 SALES BY SUBLICENSEES. In the event HMR grants licenses or sublicenses to others to make or sell Royalty-Bearing Products, or in the event either Party grants licences or sublicenses to others to make or sell Independent Products, such licenses or sublicenses shall include an obligation for the licensee or sublicensee to account for and report its Royalty-Bearing Sales of such Royalty-Bearing Products and/or Independent Products on the same basis as if such sales were Royalty-Bearing Sales by the Party, and such Party shall pay royalties to the other Party as if the Royalty-Bearing Sales of the sublicensee were Royalty-Bearing Sales of the Party granting the license or sublicense.

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* CONFIDENTIAL TREATMENT REQUESTED

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        6.6     ROYALTY PAYMENTS AND REPORTS. A report summarizing the
Royalty-Bearing Sales of any Royalty-Bearing Products and/or Independent Products during the relevant quarter shall be delivered to the receiving Party within twenty (20) days following the end of each calendar quarter and within thirty (30) days following the end of each calendar year for which royalties are due from the selling Party. Royalty payments under this Agreement shall be made to the receiving Party or its designee quarterly within thirty (30) days following the due date for the report as set forth in the first sentence of this
Section 6.6.

        6.7 TAXES. The Party receiving royalties shall pay any and all taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, the Party paying royalties will (i) deduct those taxes from the remittable royalty, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within thirty (30) days following such payment.

        6.8 BLOCKED CURRENCY. In each country where the local currency is blocked and cannot be removed from the country, at the election of the selling Party, royalties or the other Party's share of Operating Profits or Losses accrued in that country shall be paid to the appropriate Party in the country in local currency by deposit in a local bank designated by the receiving Party.

        6.9 PAYMENTS TO OR REPORTS BY AFFILIATES. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated by that Party as the appropriate recipient or reporting entity.

        6.10 NO OVERLAPPING ROYALTIES. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any royalty payment provided for under any Section of this Agreement be paid with respect to any sale of an Independent Product or Royalty-Bearing Product to the extent a royalty payment has been paid pursuant to any other Section of this Agreement with respect to such sale; provided, however, that in the event of such overlapping royalty provisions, the highest royalty rate provided for such sale in this Agreement shall be the applicable royalty rate for such sale.


                                   ARTICLE VII

                                    LICENSES

        7.1     LICENSES TO HMR TO CONDUCT RESEARCH AND DEVELOPMENT.

                (a) Subject to the terms of this Article VII, Amylin grants to HMR an exclusive (except as to Amylin) paid-up, worldwide license under the Amylin Patents, Amylin

Data and Amylin Know-how to conduct Research and Development with respect to Collaboration Products and Royalty-Bearing Products in accordance with the terms of this Agreement and an exclusive (even as to Amylin) paid-up, worldwide license to conduct Research and Development with respect to Independent Products in accordance with the terms of this Agreement.

                (b) A list of the Amylin Patents identified as of the Effective Date is attached hereto as Exhibit C. Amylin shall promptly notify HMR, and such Exhibit C shall be expanded from time to time, to reflect any changes to Amylin Patents, any Amylin Patents hereafter identified and/or to include any other Amylin Patents.

        7.2 LICENSES TO HMR TO CONDUCT COMMERCIALIZATION. Subject to the terms of this Article VII, Amylin grants to HMR an exclusive (except as to Amylin) worldwide license under the Amylin Patents, Amylin Data and Amylin Know-how to conduct Commercialization (including the right to make, have made, use, import, sell, offer for sale and have sold) with respect to Collaboration Products and Royalty-Bearing Products in accordance with the terms of this Agreement and an exclusive (even as to Amylin) worldwide license under the Amylin Patents, Amylin Data and Amylin know-how to conduct Commercialization (including the right to make, have made, use, import, sell, offer for sale and have sold) with respect to Independent Products in accordance with the terms of this Agreement. Such licenses with respect to Royalty-Bearing Products and Independent Products shall be subject to royalty payments as provided in Sections 5.7 and 4.8, respectively.

        7.3 LICENSE TO AMYLIN TO CONDUCT COMMERCIALIZATION. Subject to the terms of this Article VII, HMR grants to Amylin an exclusive (even as to HMR) worldwide license under the HMR Patents, HMR Data and HMR Know-how to conduct Commercialization (including the right to make, have made, use, import, sell, offer for sale and have sold) with respect to Independent Products in accordance with the terms of this Agreement. Such license shall be subject to royalty payments as provided in Section 4.8.

        7.4 SUBLICENSING. During the term of this Agreement, neither Party may grant sublicenses of Joint Patents or Patents owned or Controlled by the other Party except with the express prior written approval of the other Party; provided, however, that (i) either Party may proceed with distribution and sale of a Collaboration Product through its usual and customary distributors performing their usual and customary distribution activities for such Party in accordance with this Agreement without the other Party's prior written approval of any necessary sublicenses in connection therewith, and (ii) in the case of Royalty-Bearing Products or Independent Products, the Party having a license with respect to such Products shall have a right to sublicense under such license with respect to such Products without approval of the other Party.

        7.5     THIRD PARTY TECHNOLOGY.

                (a) The licenses granted under Sections 7.1, 7.2 and 7.3 may include sublicenses of Third Party technology. Any royalty amounts payable to Third Parties in connection with sales of Products shall be considered a Royalty Expense (as defined in Exhibit A) with respect to the sale of Collaboration Products and in any event shall be offset against any royalty amount owed with respect to the sale of Royalty-Bearing Products and Independent Products, as provided under Section 6.4(b)(ii).

                (b) The licenses granted under Sections 7.1, 7.2 and 7.3, to the extent they include sublicenses of Third Party technology, shall be subject to the terms and conditions of the license agreement pursuant to which the sublicense is granted.

                (c) During the term of this Agreement, if either Party becomes aware of technology of a Third Party that would be valuable to the Development or Commercialization of Collaboration Products, the JDC will determine whether such technology should be brought into the collaboration contemplated by this Agreement and the cost of acquiring such technology shall be borne equally by the Parties. In the event that such acquired technology results in the payment of Third Party royalties, such royalties shall be a Royalty Expense with respect to the sale of Collaboration Products, and offset against any royalty owed with respect to the sale of Royalty-Bearing Products and Independent Products, as provided under Section 6.4(b)(ii).


                                  ARTICLE VIII

                             MANUFACTURE AND SUPPLY

        8.1 MANUFACTURE AND SUPPLY DURING DEVELOPMENT. Amylin will be responsible for manufacture of Collaboration Products for use during the Development of Collaboration Products. Payments to Third Party manufacturers for such manufacture of Collaboration Products and related costs will be included in Research and Development Expenses for purposes of Article IV. As used in this
Article VIII, "manufacture" shall mean manufacture of Collaboration Products in bulk form or finished form.

        8.2 MANUFACTURE AND SUPPLY DURING COMMERCIALIZATION. HMR shall be responsible for arranging for the commercial manufacture of Collaboration Products in such a manner as to achieve and maintain a substantially competitive Cost of Goods Sold and to assure quality control and quality assurance as stringent as such quality control and quality assurance standards used by HMR in the manufacture of its other pharmaceutical products of comparable market potential, continuity and security of supply, compliance with cGMP, compliance with all applicable regulatory requirements, and other terms and conditions of supply which best serve the interests of the collaboration contemplated by this Agreement. Such manufacturer(s) may include either or both of the Parties as well as Third Parties. To enable the transfer of manufacturing to Amylin in situations under this Agreement where HMR is obligated to do so, with respect to all contracts entered into by HMR with a Third Party relating to the manufacture of Collaboration Products, HMR shall use commercially reasonable efforts to include a provision permitting the assignment of such contract to Amylin on the same terms for at least three (3) years. In selecting one or more manufacturers, the goals set forth in the first sentence of this paragraph shall take precedence over the consideration of whether one Party or the other then has unused or excess manufacturing capacity. Any selection of manufacturers for Commercialization shall be subject to the rights of any Third Parties existing at the time such determination is made.

                (a) Before selecting a manufacturer for a Collaboration Product under this Section 8.2, a "make versus buy" analysis and proposed recommendations shall be presented by HMR to the JCC and then the Steering Committee for review and approval within sixty (60) days after its receipt of such recommendation. In addition to the quality control and quality assurance assessments noted above in this Section 8.2, each such analysis will compare various potential manufacturers with respect to the following attributes (collectively, the "Manufacturing Attributes"): *****************************
******************************************************************************
*************************************************************

                (b) To the extent the Steering Committee decides that HMR or Amylin, as the case may be, should manufacture such Collaboration Product and the "make versus buy" analysis described in Section 8.2(a) shows one or more of the alternative manufacturers with quality control and quality assurance standards and Manufacturing Attributes reasonably acceptable to both Parties to be less expensive, the Steering Committee shall determine whether HMR or Amylin, as the case may be, should increase the Equalization Payment due to the other Party or decrease the Equalization Payment due from the other Party, as the case may be, each quarter by half the amount of such difference to make the other Party whole.

                (c) To the extent HMR or Amylin, as the case may be, manufactures such Collaboration Product pursuant to this Section 8.2, then at least once every three (3) years, the Party performing the manufacturing shall present to the JCC a review and analysis of the manufacturing cost elements identified in Section 8.2(a) to determine if the then current manufacturing arrangements are substantially competitive with other manufacturing alternatives at such time. Following such review and analysis, no change will be made to the Equalization Payment adjustment as described in Section 8.2(b).

        8.3 QUALITY CONTROL, QUALITY ASSURANCE, ETC. During the term of this Agreement, HMR shall have day to day responsibility for commercial manufacturing and formulation issues related to product safety and regulatory compliance. Amylin shall provide technical support reasonably required by HMR or Third Parties for such manufacture of Collaboration Products.

----------
* CONFIDENTIAL TREATMENT REQUESTED

The costs of providing on-going post-launch technical support shall be an Allowable Expense under Post-Launch Product R & D Expenses (as defined in Exhibit A). Regardless of the parties selected to manufacture the Collaboration Products, each of the Parties shall have rights of inspection and audit as necessary or reasonable to enable it to comply with its internal quality control and quality assurance and reporting obligations, including those imposed by regulatory authorities. In addition, before a final commitment is made to any Party or Parties or to any Third Party regarding manufacturing plant decisions, both Parties shall have the right to perform plant quality assurance audits.

        8.4 PROVISIONS FOR THE MANUFACTURE OF COLLABORATION PRODUCTS. If a Party is manufacturing and supplying the Collaboration Products pursuant to
Section 8.2, such Party shall be entitled to recover as an Allowable Expense such Party's Cost of Goods Sold for Collaboration Products so supplied, upon the sale of such Collaboration Products according to its standard accounting procedures consistently applied within and across its pharmaceutical operating units for matching revenues with costs of products sold for pharmaceutical products with a comparable market potential. In the event a Party would obtain a tax benefit from such manufacture of Collaboration Products in a particular jurisdiction, such tax benefit shall be treated as described in Section 5.13.

        8.5 TECHNOLOGY TRANSFER IN EVENT OF TERMINATION BY HMR. In the event that, upon termination by HMR of this Agreement, HMR is manufacturing in whole or in part one or more Collaboration Products or Royalty-Bearing Products under this Article VIII, then HMR shall continue to provide for such manufacture of such Collaboration Products and Royalty-Bearing Products to the extent provided prior to notice of such termination, from the time notice of such termination is provided until such time as Amylin is able to secure an equivalent alternative manufacturing source, in the event that Amylin is unable to secure such an alternative source during the notice period. To this end, as of the effective date of such termination, all Third Party manufacturing contracts that are assignable shall be assigned to Amylin, and the cost charged to Amylin by HMR for any of the internal manufacturing activities to be continued by HMR pursuant to this Section 8.5 for the production of Collaboration Products and Royalty-Bearing Products shall be the same as HMR's cost during the time that the Agreement was in effect; provided, however, that HMR may receive a profit for its internal manufacturing activities relating to such Products at a rate of
********************************************************************************
********************************************************************************
Further, upon Amylin's request, HMR shall provide such technical assistance and know-how licenses on a royalty free basis as may reasonably be requested to transfer such technology needed by Amylin to commence or continue manufacture of Collaboration Products and Royalty-Bearing Products.

----------
* CONFIDENTIAL TREATMENT REQUESTED

Such technical assistance shall be provided at HMR's cost, which cost shall be reimbursed by Amylin within thirty (30) days after receipt of an invoice for such cost by Amylin.


                                   ARTICLE IX

                    ENFORCEMENT OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

        9.1     GENERAL ENFORCEMENT RIGHTS.

                (a) With respect to infringement of any of the Amylin Patents or any of the Joint Patents by a Third Party through the manufacture, import, use, sale or offer for sale of a product competitive with a Collaboration Product being Developed or Commercialized under this Agreement, except as provided in Section 9.5(a) ("Competitive Product Infringement"), Amylin shall have the right to institute, prosecute and control any action or proceeding with respect to such infringement (with HMR having the right to participate in such action and be represented if it so desires by counsel of its own selection) and, if necessary, HMR agrees to be joined as a party plaintiff and to give Amylin reasonable assistance and any needed authority to control, file and prosecute such action. Amylin's and, if any, HMR's costs related to patent enforcement (including internal costs and expenses specifically attributable to said patent enforcement) and related recoveries with respect to Competitive Product Infringement shall be treated as Allowable Expenses and Net Sublicense Revenues, respectively. With respect to infringement of any of the HMR Patents by a Third Party through Competitive Product Infringement, HMR shall have the right to institute, prosecute and control any action or proceeding with respect to such infringement (with Amylin having the right to participate in such action and be represented if it so desires by counsel of its own selection) and, if necessary, Amylin agrees to be joined as a party plaintiff and to give HMR reasonable assistance and any needed authority to control, file and prosecute such action. The Parties shall consult with each other regarding the institution, prosecution and control of any action or proceeding with respect to any infringement of any of the HMR Patents, other than Competitive Product Infringement. In the absence of agreement with respect to such infringement, each Party may proceed in such manner as the law permits. HMR's and, if any, Amylin's costs related to patent enforcement (including internal costs and expenses specifically attributable to said patent enforcement) and related recoveries with respect to Competitive Product Infringement shall be treated as Allowable Expenses and Net Sublicense Revenues, respectively. In this regard, if it is believed in good faith that any Amylin Patents, HMR Patents, or Joint Patents are infringed by a Third Party through the manufacture, import, use, sale or offer for sale of a product competitive with a Collaboration Product, the Party first having knowledge of such infringement shall promptly notify the other Party in writing thereof, which notice shall set forth the facts of such infringement in reasonable detail. If Amylin or HMR, as the case may be, fails to institute and prosecute an action or proceeding to abate the infringement within a period of ninety (90) days after receiving written notice or otherwise having knowledge of the infringement, then the other

Party shall have the right, but not the obligation, to bring and prosecute any such action and the Party which failed to bring such action agrees to be joined as a party plaintiff and to give the Party bringing such action reasonable assistance and all authority to control, file and prosecute the suit as may be necessary; provided, however, that the Party which failed to bring such action shall have the right to participate in such action and to be represented in any such action by counsel of its choice. The Parties' costs of patent enforcement (including internal costs and expenses specifically attributable to said patent enforcement) and related recoveries with respect to actions brought under this paragraph shall be treated as Allowable Expenses and Net Sublicense Revenues, respectively. Any recovery of damages and costs in such action referred to in this Section 9.1(a) shall be apportioned between the Parties as follows: (i) the Party bringing suit shall first recover from any such award an amount equal to the cost and expense incurred by such Party and (ii) the remainder, if any, shall be divided equally by the Parties.

        (b) No settlement or consent judgment or other voluntary final disposition of suit under this Section 9.1 may be entered into without the joint consent of Amylin and HMR.

        9.2 DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS AGAINST COLLABORATION PRODUCTS. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, import, use, sale or offer for sale of any Collaboration Product, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim and the related facts in reasonable detail. In such event, the Steering Committee shall determine how best to control the defense of any such claim. In the event the Parties cannot agree on the defense of any such claim, such defense shall be controlled by HMR; provided, however that Amylin shall have the right to participate in such defense and to be represented in any such action by counsel of its selection at its sole discretion. The entity (whether Amylin and HMR, or HMR only) that controls the defense of a given claim with respect to a Collaboration Product, shall also have the right to control settlement of such claim; provided further, however, that no settlement shall be entered into without the written consent of the other Party. If there is no agreement between the Parties as to any proposed settlement, then the dispute shall be decided by the Steering Committee and if the Steering Committee is unable to decide the dispute, the matter will be resolved pursuant to the dispute resolution provisions of Article XII of the License Agreement. If the dispute is not resolved pursuant to Article XII of the License Agreement, then the case may not be settled.

        9.3 ALLOCATION OF EXPENSES. The expenses of patent defense, settlement and judgments pursuant to Section 9.2 with respect to Collaboration Products shall be a shared expense of the Parties, except as otherwise expressly provided for in Section 9.2. Such costs which are incurred after the designation of a Collaboration Product for Development but prior to Regulatory Approval shall be borne in the same manner as if such costs were Development Expenses. Such costs which are incurred following launch of the subject Collaboration Product in a Major Market Country shall be an Allowable Expense, reimbursed to the Party incurring such expense.

        9.4 SETTLEMENT OF THIRD PARTY CLAIMS FOR ROYALTY-BEARING PRODUCTS AND INDEPENDENT PRODUCTS; ROYALTY REDUCTION.

                (a) If a Third Party asserts that a patent or other right owned by it is infringed by any Royalty-Bearing Product, and as a result of settlement procedures or litigation under this Section 9.4, HMR is required to pay the Third Party a royalty or make any payment of any kind for the right to sell a Royalty-Bearing Product in a particular country, the royalty rate for such Royalty-Bearing Product shall be adjusted as recited in Section 6.4(b).

                (b) If a Third Party asserts that a patent or other right owned by it is infringed by any Independent Product, and as a result of settlement procedures or litigation under this Section 9.4), either Party is required to pay the Third Party a royalty or make any payment of any kind for the right to sell an Independent Product in a particular country, the royalty rate for such Independent Product shall be adjusted as recited in Section 6.4(b).

        9.5 INFRINGEMENT BY THIRD PARTIES WITH RESPECT TO ROYALTY-BEARING PRODUCTS OR INDEPENDENT PRODUCTS.

                (a) If any Amylin Patent is infringed by a Third Party in any country in connection with the manufacture, import, use, sale or offer for sale of a product competitive with one or more Royalty-Bearing Products or Independent Products being marketed by HMR in such country, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. Amylin shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of the Amylin Patent, by counsel of its own choice, and HMR shall have the right to participate in such action and to be represented by counsel of its own choice. If Amylin fails to bring an action or proceeding within a period of ninety (90) days after having knowledge of that infringement, HMR shall have the right to bring and control any such action by counsel of its own choice, and Amylin shall have the right to participate in such action and to be represented by counsel of its own choice. If one Party brings any such action or proceeding, the second Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to control, file and prosecute the suit as necessary. The costs and expenses of the Party bringing suit under this Section 9.5(a) (including the internal costs and expenses specifically attributable to said suit) shall be reimbursed first out of any damages or other monetary awards recovered in favor of the Parties. Any remaining damages shall be split ******************* to Amylin and ******************* to HMR if Amylin institutes and controls such suit. However, if HMR institutes and controls such suit, any damage recovery shall be treated as Royalty-Bearing Sales and Amylin shall receive a portion of such damages equal to the applicable royalty rate (expressed as a percentage) payable to Amylin on said Royalty-Bearing Sales and all remaining damages shall be distributed to HMR.

----------
* CONFIDENTIAL TREATMENT REQUESTED

                (b) If any HMR Patent or Joint Patent is infringed by a Third Party in any country in connection with the manufacture, import, use, sale or offer for sale of a product competitive with one or more Royalty-Bearing Products being marketed by HMR, or with one or more Independent Products being marketed by Amylin in such country, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. HMR shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of the HMR Patent or Joint Patent, by counsel of its own choice, and Amylin shall have the right to be represented in that action by counsel of its own choice. If HMR fails to bring an action or proceeding within a period of ninety (90) days after having knowledge of that infringement, Amylin shall have the right to bring and control any such action by counsel of its own choice, and HMR shall have the right to participate in such action and be represented by counsel of its own choice. If one Party brings any such action or proceeding, the second Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and all authority to file and prosecute the suit as may be necessary. The costs and expenses of the Party bringing suit under this Section 9.5(b) (including the internal costs and expenses specifically attributable to said suit) shall be reimbursed first out of any damages or other monetary awards recovered in favor of the Parties. Any remaining damages shall be split ******************* to HMR and ******************* to Amylin if HMR institutes and controls such suit. However, if Amylin institutes and controls such suit, any damage recovery shall be treated as Royalty-Bearing Sales and HMR shall receive a portion of such damages equal to the applicable royalty rate (expressed as a percentage) payable to HMR on said Royalty-Bearing Sales and all remaining damages shall be distributed to Amylin.

                (c) No settlement or consent judgment or other voluntary final disposition of a suit under this Section 9.5 may be entered into without the joint consent of Amylin and HMR.

                (d)     Notwithstanding the provisions of Section 9.1 and this
Section 9.5, neither Party shall file and prosecute an action for infringement of a Patent for which the other Party has the primary responsibility to file and prosecute such action, and pursuant to which that other Party having primary responsibility has commenced and is prosecuting at least one such action for infringement of said Patent, without the agreement of that other Party.

        9.6 COLLABORATION PATENT EXPENSES. Prior to the first commercial sale of a Collaboration Product, Collaboration Patent Expenses shall be borne equally by the Parties. Within thirty (30) days following the end of each calendar quarter, each Party shall deliver a report outlining its Collaboration Patent Expenses for such quarter. Within forty-five (45) days following the end of each such quarter, the Party incurring less than one-half of the aggregate combined total of such reported Collaboration Patent Expense during the quarter shall reimburse the other Party an amount sufficient to equalize each Party's one-half share of such combined

----------
* CONFIDENTIAL TREATMENT REQUESTED

Collaboration Patent Expenses. Following the first commercial sale of a Collaboration Product, Collaboration Patent Expenses will be treated as an Allowable Expense.

        9.7 ASSIGNMENT OF JOINT PATENTS. Neither Party may assign its rights under any Joint Patent except with the prior written consent of the other Party; provided, however, that either Party may assign such rights without consent to an Affiliate or other permitted assignee under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets, as provided in Section 15.1(b).

        9.8     TRADEMARKS.

                9.8.1 PRODUCT TRADEMARKS. The JCC shall oversee the selection, prosecution of applications for, and maintenance of, trademarks in the applicable country for each Collaboration Product and shall designate which of the Parties shall be responsible for the related work. Under the supervision of the JCC, the Parties shall work together and seek to agree on the selection of trademarks for Collaboration Products for use in those countries where the subject trademarked product is to be marketed, whether as a Collaboration Product or as a Royalty-Bearing Product. In the event that the Parties cannot agree on a trademark for any Collaboration Product as a result of said joint selection efforts, HMR shall have the right to present three qualified trademarks that have been identified by the Parties to Amylin, and Amylin shall have the right to refuse any two such trademarks. The remaining trademark shall be the selected trademark for the subject Collaboration Product and shall be owned jointly by Amylin and HMR. To the extent expenses are incurred hereunder prior to the first commercial sale of the applicable Collaboration Product, such expense shall be treated as a Pre-Marketing Expense and thereafter, such expenses shall be treated as Allowable Expenses. Collaboration Products shall be sold under at least one trademark owned jointly by HMR and Amylin. All uses of a jointly owned trademark(s) to identify a Collaboration Product, whether sold as a Collaboration Product or as a Royalty-Bearing Product, shall comply with all applicable laws and regulations, and those laws and regulations particularly applying to the proper use and designation of trademarks in the countries of the Profit Sharing Territory or in Royalty-Bearing Countries, as applicable. Jointly owned trademark(s) shall be used only pursuant to the terms of this Agreement to identify Collaboration Products or Royalty-Bearing Products, and shall not be used by either Party to identify any other products. All jointly-owned trademarks shall be registered by HMR in the names of Amylin and HMR as joint owners in all countries where said marks will be used.

                9.8.2 INFRINGEMENT OF TRADEMARKS. HMR shall take all reasonable and appropriate steps to protect, defend and maintain each jointly owned trademark for use by the Parties in connection with a Collaboration Product or Royalty-Bearing Product, and all registrations therefor, and each Party shall notify the other Party promptly upon learning of any actual, alleged or threatened infringement of a jointly-owned trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods or like offenses. Upon learning of such offenses HMR shall have the right but not the obligation to, in consultation with Amylin, institute and control an appropriate action or proceeding to halt the offense. Amylin shall have the right to participate fully in all such actions or proceedings.

                9.8.3 COSTS OF DEFENSE. All of the unrecovered costs, expenses and legal fees (including internal costs, expenses and legal fees) in bringing, maintaining and prosecuting any action to maintain, protect or defend a trademark (or registration therefor) covering (i) a Collaboration Product shall be an Allowable Expense in the applicable country or (ii) a Royalty-Bearing Product shall be a deduction from Royalty-Bearing Sales, and any recovery shall be Net Sublicense Revenue in that country.

                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

                Each of the Parties hereby represents and warrants to the other Party as follows:

                (a) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                (b) Such Party has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective Patents and know-how in the Field which would conflict with the rights granted to the other Party hereunder.

                                   ARTICLE XI

                             INFORMATION AND REPORTS

        11.1 INFORMATION AND REPORTS DURING DEVELOPMENT AND COMMERCIALIZATION. HMR and Amylin will disclose and make available to each other all preclinical, clinical, regulatory, commercial marketing, promotion, pricing, sales and other Information, including copies of all preclinical and clinical reports, known by HMR or Amylin directly concerning Collaboration Compounds or Collaboration Products at any time during the term of this Agreement. All significant Information will be disclosed to the other Party promptly after it is learned or its significance is appreciated. Each Party shall own and maintain its own database of clinical trial data accumulated from all clinical trials of Collaboration Products for which it was responsible and of adverse drug event information for all Collaboration Products. At the option of the requesting Party, such data shall be provided in a computer readable format by the providing Party, to the extent available, which shall also assist in the transfer and validation of such data to the receiving Party. Without limitation of the foregoing, each Party shall supply to the other the Information required by the other Party and requested by it (either as a routine practice or as a specific request) for purposes of compliance with regulatory requirements.

        11.2 COMPLAINTS. Each Party shall maintain a record of all complaints it receives with respect to any Collaboration Product or Royalty-Bearing Product in accordance with its own established record keeping procedures for pharmaceutical products of comparable market potential. Each Party shall notify the other of any such complaint received by it in sufficient detail and within five (5) business days after receipt, and in any event in sufficient time to allow the responsible Party to comply with any and all regulatory requirements imposed upon it in any country.

        11.3 ADVERSE DRUG EXPERIENCES. The Parties recognize that the holder of a Drug Approval Application may be required to submit information and file reports to various governmental agencies on (i) Collaboration Products and Royalty-Bearing Products under clinical investigation, (ii) Collaboration Products and Royalty-Bearing Products proposed for marketing or (iii) marketed Collaboration Products and Royalty-Bearing Products. Information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new Collaboration Product and Royalty-Bearing Product. In addition, supplemental information must be provided on Collaboration Products and Royalty-Bearing Products at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, each Party agrees to:

                (a) provide to the other Party for initial and/or periodic submission to government agencies significant information on the Collaboration Product and Royalty-Bearing Product from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Collaboration Product and Royalty-Bearing Product;

                (b) in connection with investigational Collaboration Products and Royalty-Bearing Products, report to the other Party within twenty-four (24) days of the initial receipt of a report of any unexpected or serious experience with the drug, if required for either Party to comply with regulatory requirements; and

                (c) in connection with marketed Collaboration Products and Royalty-Bearing Products, report to the other Party within five (5) working days of the initial receipt of a report of any adverse experience with the drug that is serious and unexpected or sooner if required for either Party to comply with regulatory requirements. "Serious" adverse experience means any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer or overdose. "Unexpected" adverse experience means an adverse experience not identified in nature, specificity, severity or frequency in the current investigator brochure or the U.S. labeling for the drug. Each Party also agrees that if it contracts with a Third Party for research to be performed by such Third Party on a Product, that Party agrees to require such Third Party to report to the contracting Party the information set forth in subsections (a), (b), and (c) of this Section 11.3

        11.4 RECORDS OF REVENUES AND EXPENSES. Each Party will maintain complete and accurate records which are relevant to revenues, costs, expenses and payments under this Agreement, and such records shall be open during reasonable business hours for a period of five (5) years from creation of individual records for examination at the other Party's expense and not more often than once each year by a certified public accountant selected by the other Party for the sole purpose of verifying for the inspecting Party the correctness of calculations and classifications of such revenues, costs, expenses or payments made under this Agreement. In the absence of material discrepancies
(in excess of 5%) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by the Party requesting the audit. If material discrepancies do result, the audited Party shall bear the accounting expense. Any records or accounting information received from the other Party shall be confidential information.

                                   ARTICLE XII

                              TERM AND TERMINATION

        12.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until the date on which the Parties are no longer developing, marketing or selling in any country (i) a Royalty-Bearing Product or an Independent Product for which, in either case, royalties are or may be owed by one Party to the other Party, or
(ii) a Collaboration Product.

        12.2    TERMINATION FOR MATERIAL BREACH.

                (a) Subject to the provisions of this Section 12.2, if either Party (the "Breaching Party?) shall have committed a Material Breach (as defined below) and such Material Breach shall remain uncured and shall be continuing for a period of ninety (90) days following receipt of written notice thereof by the other Party (the "Non-Breaching Party"), then, in addition to any and all other rights and remedies that may be available, the Non-Breaching Party shall have the right to terminate this Agreement effective upon the expiration of such ninety (90) day period. Any such written notice of alleged Material Breach by the Non-Breaching Party shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged Material Breach by the Breaching Party.

                (b) If the Breaching Party, upon written notice delivered to the Non-Breaching Party prior to the expiration of such ninety (90) day period, shall assert in good faith that any such alleged Material Breach described in the Non-Breaching Party's notice, whether in payment of moneys or otherwise, was not a Material Breach, or was excused by reason of material failure of performance by the other Party or Third Parties or by reason of Force Majeure (as defined in Section 15.4), or shall otherwise in good faith dispute such alleged Material Breach, then the Parties shall continue to perform under this Agreement, subject to all of its terms and conditions, and the matter shall be resolved pursuant to the dispute resolution provisions of Article XII of the License Agreement. In such event, the Non-Breaching Party shall not be entitled to terminate this Agreement pursuant to this Section 12.2 unless and until (i) it shall be determined pursuant to the dispute resolution provisions of Article XII of the License Agreement that the Breaching Party has committed a Material Breach and (ii) such Material Breach has not been cured prior to such determination. To the extent that it is determined pursuant to a final and non-appealable decision under the dispute resolution provisions of Article XII of the License Agreement that the Breaching Party did commit a Material Breach and failed to cure the same within the period provided for in clause (ii) of this Section 12.2(b), then the Non-Breaching Party may immediately terminate this Agreement and, in addition to all damages determined pursuant to the dispute resolution provisions of Article XII of the License Agreement to be due and owing from the Breaching Party to the Non-Breaching Party under this Agreement, the Breaching Party shall be liable for the Non-Breaching Party's reasonable attorney's fees incurred in connection with resolving such matter.

                (c) If the Non-Breaching Party terminates this Agreement pursuant to the provisions of Sections 12.2(a) and (b), then the following provisions shall apply:

                        (i) the Non-Breaching Party shall receive, to the extent not already granted in this Agreement or the License Agreement, an exclusive (even as to the Breaching Party but subject to rights of Third Parties that are not Affiliates of the Breaching Party that pre-existed or accrued prior to such termination) worldwide right and license, with the right to grant sublicenses, to all HMR Patents or Amylin Patents, as applicable, of the Breaching Party and all of the Breaching Party's interest in jointly owned trademarks pursuant to
        Section 9.8.1, to make, have made, import, use, sell, offer for sale and have sold Collaboration Products, Royalty-Bearing Products and Independent Products, subject to the royalty obligations set forth below in Section 12.2(c)(ii), and shall have the exclusive right (but not the obligation) to enforce the Patents against Competitive Product Infringement and the exclusive right (but not the obligation) to enforce the trademark rights against infringers;

                        (ii) the Breaching Party shall be entitled to receive royalties with respect to Collaboration Products at royalty rates of
        ***********************************************************************
        ********************************************************************,
        and shall be entitled to receive royalties with respect to Independent Products and Royalty-Bearing Products at ******** the royalty rates provided for in Section 4.8(b) and Section 5.7(a) of this Agreement, respectively; and


----------
* CONFIDENTIAL TREATMENT REQUESTED

                        (iii) the provisions of Sections 6.4(b) and 6.5 through 6.10 shall apply with respect to royalties payable under this
        Section 12.2.

                (d) In the event of termination of this Agreement pursuant to this Section 12.2, the Breaching Party shall use its best efforts to cause the transfer of all INDs, Drug Approval Applications and Regulatory Approvals related to Collaboration Compounds, Collaboration Products, Royalty-Bearing Products and Independent Products to the Non-Breaching Party, and take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to the Non-Breaching Party.

                (e) In the event of termination of this Agreement pursuant to this Section 12.2 where HMR is the Breaching Party and HMR is manufacturing in whole or in part one or more Collaboration Compounds, Collaboration Products or Royalty-Bearing Products hereunder, HMR shall continue to provide for manufacture of such Collaboration Compounds, Collaboration Products and Royalty-Bearing Products to the extent provided prior to notice of such termination, from the effective date of such termination until such time as Amylin is able to secure an equivalent alternative commercial manufacturing source, as requested by Amylin. To this end, as of the effective date of such termination, all Third Party manufacturing contracts that are assignable shall be assigned to Amylin, and the cost charged to Amylin by HMR for any of the internal manufacturing activities to be continued by HMR pursuant to this
Section 12.2 for the production of Collaboration Products and Royalty-Bearing Products shall be the same as HMR's direct cost was while the Agreement was in effect; provided, however, that HMR may receive a profit for its internal manufacturing activities relating to such Products at a rate of ***************
*******************************************************************************
********************************************************************************
Further, upon Amylin's request, HMR shall provide such technical assistance and know-how licenses on a royalty free basis as may reasonably be requested to transfer such technology as is needed by Amylin to commence or continue commercial manufacture of Collaboration Products and Royalty-Bearing Products. Such technical assistance shall be provided at HMR's direct cost, which cost shall be reimbursed within thirty (30) days upon receipt of an invoice from HMR by Amylin or its designee. In the event that any technology needed by Amylin to commence or continue commercial manufacture of Collaboration Products and Royalty-Bearing Products is covered by one or more HMR Patents, Amylin shall receive a fully paid-up, royalty-free, non-exclusive worldwide license to practice any and all such HMR Patents for the purposes contemplated in this
Section 12.2(e) together with the right to grant sublicenses.

                (f) Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the Parties hereto of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have

----------
* CONFIDENTIAL TREATMENT REQUESTED
hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party's right to obtain performance of any obligation.

                (g) For purposes of this Section 12.2, "Material Breach" shall mean the breach or failure to perform, in a material respect, a Party's material obligations under this Agreement. Without limiting the foregoing and by way of example only, the term "Material Breach" shall be deemed to include the failure of any Party in a material respect to meet such Party's payment or non-compete obligations. In no event shall a failure to gain Regulatory Approval for a Collaboration Product or to meet timelines or budgets specified in any Research and Development Plan, Research and Development Budget, Commercialization Plan, Commercialization Budget, Launch Plan or Launch Budget, in and of itself, be deemed to constitute a Material Breach, unless such failure is a result of acts and events or conduct that is otherwise a Material Breach.

                (h) The provisions of this Section 12.2 shall survive termination of this Agreement.

        12.3    TERMINATION WITHOUT A MATERIAL BREACH.

                (a) Each Party shall have a continuing right to terminate this Agreement for any reason, effective upon six (6) month advance written notice to the other Party, subject to this Section 12.3.

                (b) If either Party terminates pursuant to this Section 12.3, it shall continue to be obligated during the termination notice period to perform all of its obligations under this Agreement. In addition, as a result of such termination:

                        (i) all licenses and rights granted by the non-terminating Party to the terminating Party hereunder shall terminate;

                        (ii) to the extent not already granted in this Agreement or the License Agreement, the non-terminating Party shall receive an exclusive (even as to the terminating Party but subject to rights of Third Parties that are not Affiliates of the terminating Party that pre-existed or accrued prior to such termination) worldwide right and license, with the right to grant sublicenses, to all Patents of the terminating Party to import, use, sell, offer for sale and have sold Products for use in the Field, subject to the applicable royalty obligations set forth in Section 12.3(c) below, and shall have the right (but not the obligation) to enforce the Patents against Competitive Product Infringement (in the manner contemplated under and pursuant to the terms of Section 9.5(a) applicable to the terminating Party's Patents in the event that the terminating Party does not or will not so enforce the Patents) and the exclusive right (but not the obligation) to enforce the trademark rights against infringers;

                        (iii) all Confidential Information supplied by the non-terminating Party to the terminating Party shall be destroyed by the terminating Party; provided, however, the terminating Party may retain one copy of such information solely for legal archive purposes;

                        (iv) if HMR is the terminating Party, HMR shall be obligated under Section 8.5 to the extent provided therein;

                        (v) the terminating Party shall cooperate in the transfer of all INDs, Drug Approval Applications and Regulatory Approvals related to Collaboration Compounds and the Products, to the non-terminating Party, and shall take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights hereunder to the non-terminating Party; and

                        (vi) the terminating Party shall not exploit or commercialize Joint Patents or jointly-owned trademarks in competition with the non-terminating Party's commercialization of the HMR Compounds.

                (c) The terminating Party under this Section 12.3 shall be entitled to a royalty of 6% of worldwide Royalty-Bearing Sales of products incorporating HMR Compounds, which royalty shall be paid in accordance with the provisions of Sections 6.5 through 6.10 of this Agreement.

        12.4 SURVIVING RIGHTS. The rights and obligations set forth in this Agreement shall extend beyond the term or termination of the Agreement only to the extent expressly provided for herein, or the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. Without limiting the foregoing, the Parties have identified various rights and obligations which are understood to survive, as follows:

                12.4.1  In the event of expiration of this Agreement pursuant to
Section 12.1, the following provisions shall survive: Article I (to the extent applicable to the interpretation of other surviving clauses), Sections 11.4,
12.4 and 12.5, and Articles XIII, XIV and XV.

                12.4.2 In the event of termination of this Agreement pursuant to Section 12.2, the following provisions shall survive: Article I (to the extent applicable to the interpretation of other surviving clauses), Sections 4.8(b), 5.7(a), 6.4(b), 6.5 - 6.10, 7.4(a) and (b), 9.7, 11.2 - 11.4, 12.2,
12.4, 12.5, 13.1, 13.2 (solely with respect to acts or events occurring prior to such termination for which indemnity may be sought thereunder) and 13.3, and Articles XIV and XV.

                12.4.3 In the event of termination of this Agreement pursuant to Section 12.3 the following provisions shall survive: Article I (to the extent applicable to the interpretation of other surviving clauses), Sections 6.4(b), 6.5-6.10, 8.4, 9.7, 11.2 - 11.4, 12.3
- 12.5, 13.1, 13.2 (solely with respect to acts or events occurring prior to such termination for which indemnity may be sought thereunder) and 13.3, and Articles XIV and XV.

        12.5 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

                                  ARTICLE XIII

                                 INDEMNIFICATION

        13.1 INDEMNIFICATION FOR ROYALTY-BEARING PRODUCTS. With respect to Royalty-Bearing Products (determined on a country-by-country basis):

                (a) HMR hereby agrees to save, defend and hold Amylin and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys' fees (collectively, "Losses"), resulting directly from the manufacture, use, handling, storage, sale or other disposition of Royalty-Bearing Products by HMR, its agents or sublicensees except to the extent such Losses result from the negligence or willful misconduct of Amylin, its agents or sublicenses.

                (b) In the event that Amylin is seeking indemnification under Section 13.1(a), it shall inform HMR of a claim for Losses as soon as reasonably practicable after it receives notice of such claim, shall permit HMR to assume direction and control of the defense of such claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of HMR) in the defense of the claim.

        13.2 INDEMNIFICATION FOR COLLABORATION PRODUCTS. With respect to Collaboration Products:

                (a) Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all Losses resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Collaboration Products by the indemnifying Party, its agents or sublicensees, but only to the extent such Losses result from the negligence or willful misconduct of the indemnifying Party or its employees and agents and do not also result from the negligence or willful misconduct of the Party seeking indemnification. Any other Losses from claims resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Collaboration Products shall be included as an Allowable Expense of either Party at the time such claim is finally determined, whether by judgment, award, decree or settlement.

                (b) In the event that either Party receives notice of a claim with respect to a Collaboration Product, such Party shall inform the other Party as soon as reasonably practicable. The Parties shall confer how to respond to the claim and how to handle the claim in an efficient manner.

        13.3 INDEMNIFICATION FOR INDEPENDENT PRODUCTS. With respect to Independent Products:

                (a) Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all Losses resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Independent Products by the indemnifying Party, its agents or sublicensees, but only to the extent such Losses result from the negligence or willful misconduct of the indemnifying Party or its employees and agents and do not also result from the negligence or willful misconduct of the Party seeking indemnification.

                (b) In the event that either Party receives notice of a claim with respect to an Independent Product, such Party shall inform the other Party as soon as reasonably practicable. The Parties shall confer how to respond to the claim and how to handle the claim in an efficient manner.

                                   ARTICLE XIV

                               DISPUTE RESOLUTION

                The dispute resolution procedures of Article XII of the License Agreement shall be applicable to any dispute, controversy or claim arising out of or related to this Agreement, including, without limitation, the validity, construction, enforceability or performance hereof, and such procedures are incorporated herein by this reference.

                                   ARTICLE XV

                                  MISCELLANEOUS

        15.1    ASSIGNMENT.

                (a) Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

                (b) Either Party may assign its rights or obligations under this Agreement or its ownership interest in Joint Patents to a non-Affiliate only as provided in Section 9.7, or in connection with a merger or similar reorganization or the sale of all or substantially all of its assets, or otherwise with the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder; provided, however, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

                (c) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

        15.2 RESEARCH AND DEVELOPMENT AND/OR COMMERCIALIZATION ENTITIES. Either Party may assign its rights and obligations under this Agreement to an entity or entities (e.g., partnership or corporation) that are specifically formed for financial purposes and that finance Research, Development or Commercialization performed by such Party pursuant to this Agreement; provided, however, that such assignment shall not relieve the assigning Party of responsibility for performance of its obligations under this Agreement.

        15.3 CONSENTS NOT UNREASONABLY WITHHELD. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

        15.4 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

        15.5 INCORPORATION OF LICENSE AGREEMENT PROVISIONS; CONFLICTING PROVISIONS. Upon the Effective Date of this Agreement, the terms and conditions of the License Agreement are hereby incorporated by reference into this Agreement, except the provisions of the License Agreement that are superseded by the provisions of this Agreement, as set forth in Section 4.2 of the License Agreement. Further, in the event that any term or provision of this Agreement is in conflict with a term or provision of the License Agreement, the term or provision of this Agreement shall prevail and shall be the operative term or provision.

        15.6 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        15.7 NO TRADEMARK RIGHTS. Except as otherwise provided herein or otherwise agreed to in writing by the Parties, no right, express or implied, is granted by this Agreement to use in any manner the name "Amylin," "HMR" or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

        15.8 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

     IF TO AMYLIN, ADDRESSED TO:   AMYLIN PHARMACEUTICALS, INC.
                                   9373 Towne Centre Drive
                                   San Diego, CA  92121
                                   Attention: Office of the General Counsel
                                   Telephone:(619) 552-2200
                                   Telecopy:(619) 552-2212

     IF TO HMR,
     ADDRESSED TO:                 HOECHST MARION ROUSSEL, INC.
                                   Building B, Route 202-206
                                   P.O. Box 6800
                                   Bridgewater, New Jersey 08807-0800
                                   Attention:  Vice President, General Counsel,
                                          Global Development
                                   Telephone: (908) 231-2000
                                   Telecopy: (908) 231-2243

        15.9 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights, or their failure to exercise any remedy, shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

        15.10 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        15.11 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

        15.12 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents.

        15.13 HEADINGS. The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

        15.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        15.15 ENTIRE AGREEMENT. This Agreement, including all Exhibits attached hereto and all documents delivered concurrently herewith, together with the License Agreement, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

               IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

AMYLIN PHARMACEUTICALS, INC.                HOECHST MARION ROUSSEL, INC.



By: /s/ Maurizio Denaro                     By: /s/ Thomas Hofstaetter
   -------------------------------             -------------------------------
Name: Maurizio Denaro                       Name: Thomas Hofstaetter
Title:  Executive Vice President,           Title: Senior Vice President,
        Chief Technical Officer                    Business Development

                                    EXHIBIT A
                    DETERMINATION OF CERTAIN ACCOUNTING TERMS

                                    EXHIBIT A

                    DETERMINATION OF CERTAIN ACCOUNTING TERMS

        As a supplement to the definitions provided in Article 1 of this Agreement, the following accounting terms shall be further specified as follows. As used herein, the term "operating unit" shall mean the smallest operating unit in which an operating profit and loss statement is prepared for management accounting purposes in the Party's normal accounting procedures, consistently applied within and across its operating units.

        1.     COST OF GOODS SOLD

        Cost of Goods Sold shall be equal to the Standard Cost of each unit of Collaboration Product sold plus Other Costs Not In Standard incurred during the period, subject to limitation as provided in Item C below.

        A.     "STANDARD COST" shall include the following:

               1) Material Cost shall mean the prices paid for raw material components and purchased Finished Goods which are purchased from outside vendors as well as any freight and duty where applicable.

                      Standard Material Cost includes the quantity of the components included in the Bill of Material times the purchase price and the waste factor (i.e., scrap percentage) included in the Bill of Materials. It also includes the normal costed Quality Assurance sample quantity which is included in the Bill of Materials. Raw Material prices shall be adjusted on an annual basis by Purchasing.

               2) Direct Labor Costs shall mean the standard labor hours required for an operation according to the Standard Operating Procedures for such Collaboration Product multiplied by the Direct Labor Rate for work centers within the relevant manufacturing operating unit.

               3) Overhead Costs shall mean other costs associated with the operating unit(s) manufacturing a Collaboration Product, provided, however, that such Overhead Costs shall exclude costs associated with unused manufacturing capacity and any administrative costs other than indirect labor of the Manufacturing Department specifically attributable to the Collaboration Product in question. Overhead Costs shall include expenses associated with Quality Assurance, Manufacturing and Engineering associated with the operating unit(s) manufacturing a Collaboration Product and shall include Depreciation and Property Taxes associated with the plant(s) manufacturing a Collaboration Product. These costs shall be allocated to each product line in such operating unit(s) or plant(s), whichever is applicable, based on specific criteria consistent with the standard operating procedures for each product and work center overhead rates of the Party performing the work determined and allocated in a manner consistently applied within and across its operating units (except as specifically provided in Item C below).

               4)  Manufacturing Variances shall include:

                      (a) Purchase Price Variance shall mean the difference between the actual price paid the vendor versus the standard cost of such material, times the quantity received.

                      (b) Spending Variance shall mean the difference between actual department spending and the budgeted spending included in Standard Cost for the relevant manufacturing operating unit.

                      (c) Absorption volume variances shall mean the difference between actual product hours earned (or units produced) and the hours budgeted for the period (or projected production units used) in the development of Standard Costs times the standard labor and overhead content of those units.

                      (d) Material usage shall mean the difference between the actual quantity of component raw materials or work-in-process used in the production of work-in-process or finished goods versus the standard quantity included in the Bill of Materials times the standard cost of the component or work-in-process item.

                      (e) Rework shall mean the additional standard cost of components or work-in-process items used to turn rejected inventory into usable inventory. No labor or overhead rate is assigned to rework orders, only the additional value of the inventory which is issued to the other. Additionally, no production/absorption credit is generated for rework orders since the credit was already generated the first time the production occurred.

        B.  "OTHER COSTS NOT IN STANDARD" shall include:

               1) Scrap Expense shall mean the total standard cost of inventory which is physically destroyed or transferred to Rejected Inventory awaiting disposition. Total Cost means total inventory value which includes material, labor and overhead.

               2) Inventory revaluation shall mean under FIFO Inventory Valuation the difference between the prior year's ending inventory at the prior year's standard cost plus or minus the year-end full absorption adjustment (see below) versus the same inventory at the new year's standard cost.

               3) Full Absorption Adjustment -- Under FIFO Inventory Valuation the monthly adjustment which is made to adjust inventories from standard to actual cost. This involves reserving a period of the Manufacturing Variances, beginning with the current month and going back according to the number of month's supply of inventory on hand at the end of each month or annually as the case may be.

               4) Excess and Obsolete Inventory Adjustments -- The P&L impact of adjusting the reserves for excess and obsolete inventory up and down based upon a quarterly analysis or

                                       2.

annually as the case may be.

               5) Loss on Returns Expense -- These are expenses (similar to sales returns and allowances) which are incurred as a result of issuing reasonable sales credits to customers at standard cost. This is the offset to reversing the standard cost of sales when the sale is negated.

               6) No Charge Shipments -- Those expenses associated with shipping replacement product to customers at no charge. This is the offset to relieving inventory at standard cost when the product is shipped.

        C. EXCLUDED COSTS. Notwithstanding the foregoing, Cost of Goods Sold shall exclude administrative costs other than indirect manufacturing labor specifically attributable to the Collaboration Product being manufactured and shall exclude allocation of unused capacity costs.

        2.     MARKETING EXPENSES

        Marketing Expenses shall be the sum of Selling Expenses, Marketing Management, Market and Consumer Research, Advertising, Trade Promotion, Consumer Promotion, and Education Expenses, each of which is specified below.

        A. "SELLING EXPENSES" shall include the following costs directly associated with the efforts of field sales representatives with respect to Collaboration Products: field sales force; field sales offices; home offices staffs directly involved in the management of and the performance of the selling functions; payments to Third Parties under co-promotion agreements approved by the Steering Committee. Reasonable field samples shall normally be charged to Trade Promotion, but if sales management has direct decision making authority for the distribution of field sales samples, it may be appropriate to charge these costs to Selling Expenses. The costs of detailing sales calls shall be allocated on a weighted average basis based on what detail position the involved Collaboration Product is assigned at an accounting charge rate consistently applied within and across its operating units and which is no less favorable to the collaboration than the internal charge rate used by HMR for its own internal cost accounting purposes for products other than Collaboration Products (excluding internal profit margins and markups).

        B. "MARKETING MANAGEMENT" shall include Product Management and Sales Promotion Management direct expenses. This shall include costs associated with developing overall sales and marketing strategies and planning for Collaboration Products. In addition, payments to Third Parties in connection with trademark selection, filing, prosecution and enforcement shall be included in this category.

        C. "MARKET AND CONSUMER RESEARCH" shall include direct expenses for Market and Consumer Research personnel and payments to Third Parties related to conducting and monitoring professional and consumer appraisals of existing, new or proposed Collaboration Products such as market share services (e.g., IMS data), special research testing and focus groups.



                                       3.

        D. "ADVERTISING" shall include all direct media costs associated with Collaboration Product advertising as follows: production expense/artwork including set up; design and art work for an advertisement; the cost of securing print space, air time, etc. in newspapers, magazines, trade journals, television, radio, billboards, etc.

        E. "TRADE PROMOTION" shall include reasonable allowances given to retailers, brokers, distributors, hospital buying groups, etc. for purchasing, promoting, and distribution of Collaboration Products. This shall include purchasing, advertising, new distribution, and display allowances as well as free goods, wholesale allowances and reasonable field sales samples. To the extent multiple products are involved and some of such products are not Collaboration Products then such allowances shall be allocated on a pro rata basis based upon net sales of each respective product by such operating unit during the most recent quarter.

        F. "CONSUMER PROMOTION" shall include the direct expenses associated with programs to promote Collaboration Products directly to the end user. This category shall include direct expenses associated with promoting products directly to the professional community such as professional samples, professional literature, promotional material costs, patient aids and detailing aids. To the extent multiple products are involved and some of such products are not Collaboration Products then such allowances shall be allocated on a pro rata basis based upon net sales of each respective product by such operating unit during the most recent quarter.

        G. "EDUCATION" shall include direct expenses associated with professional education with respect to Collaboration Products through any means not covered above, including articles appearing in journals, newspapers, magazines or other media; seminars, scientific exhibits, and conventions; and symposia, advisory boards and opinion leader development activities.

        H. "ROYALTY EXPENSES" shall mean royalties or other compensation payable to a Third Party under patents and/or technology rights of such Third Party to conduct Commercialization pursuant to the Collaboration Agreement.

        3.      DISTRIBUTION EXPENSES

        Distribution Expenses shall be the sum of Stock and Shipping Expenses and Transportation Expenses, each as specified below.

        A. "STOCK AND SHIPPING" shall include the portion of distribution costs for the warehousing of Collaboration Product finished goods from the point of completion of production to the time the goods are turned over to a carrier for delivery as follows: order filling/assembly functions; reasonable order billing and customer service functions; reasonable portion of company owned/leased facilities relating to warehousing of finished products; storage of products at public warehouses.

        B. "TRANSPORTATION" shall include the portion of distribution costs relating to moving Collaboration Product goods from a warehouse to the customer as follows: outbound

                                       4.

transportation costs; costs of moving goods from a manufacturing point to a warehouse at another location from which it is ultimately to be distributed to a customer.

        4.      POST-LAUNCH PRODUCT R&D EXPENSES

        Post-Launch Product R&D Expenses shall include certain research and development costs incurred by a Party in relation to a Collaboration Product after the first commercial launch and shall exclude administrative expenses. Such post-launch research and development costs shall include:

        A.      Phase IV Clinical Trials.

        B. Ongoing product support (as defined in Section 1.45 of the Collaboration Agreement).

        C. Ongoing medical affairs (as defined in Section 1.45 of the Collaboration Agreement).

        D.      Preclinical research.

        E. Contract R&D costs performed by others for a particular project that have no alternative future uses in other R&D projects or otherwise.

        F. Fees and expenses of outside counsel in respect of regulatory affairs unrelated to obtaining Regulatory Approvals.

        5.      CURRENCY GAINS OR LOSSES

        Currency Gains or Losses shall include the following:

        A. UNHEDGED TRANSACTIONS. Transaction gains or losses resulting from a change in exchange rates between the functional currency and the currency in which the transaction is denominated. The transaction gain or loss is determined by measuring the increase or decrease in the functional currency cash flow due to the changes in the exchange rate from the date of the transaction to the settlement date. The difference between the functional currency amount calculated using the current exchange rate at the transaction date and the amount calculated using the currency exchange rate at the settlement date is the transaction gain or loss. Transaction gains or losses on unsettled foreign currency transactions are also reported in this manner. When there is a balance sheet date between the transaction date and settlement date, the gain or loss on the unsettled balance shall be measured using the current exchange rate at the balance sheet date.

        B. HEDGED TRANSACTIONS. For purposes of this collaboration, neither Party shall buy or sell forward, directly or indirectly, foreign currencies in amounts greater than those which can reasonably be expected to be received or paid, as the case may be, over the relevant time period.

                                       5.

If a Party enters into a hedged transaction, the gain or loss realized from the hedge must be included in the underlying transaction. If the currency transaction gain or loss has been included in Net Sales, Costs of Goods Sold, etc., it shall not be included in this category.


                                       6.

                                    EXHIBIT B

                           FINANCIAL STATEMENT FORMAT

                                    EXHIBIT B

                           FINANCIAL STATEMENT FORMAT
                           (CASE A - OPERATING PROFIT)


                                                    HMR       Amylin      Total    % Net Sales
                                                    ---       ------      -----    -----------

Gross Sales                                            ****       ****       ****         ****
Less:
    Discounts                                          ****       ****       ****         ****
    Credits & Allowances                               ****       ****       ****         ****
    Taxes & Duties                                     ****       ****       ****         ****
    Provisions for Uncollectible Accounts              ****       ****       ****         ****
Net Sales                                              ****       ****       ****         ****

Cost of Goods Sold:
    Standard Material Cost                             ****       ****       ****         ****
    Standard Direct Labor Costs                        ****       ****       ****         ****
    Standard Overhead Costs                            ****       ****       ****         ****
    Standard Manufacturing Variances                   ****       ****       ****         ****
    Scrap Expense                                      ****       ****       ****         ****
    Inventory Revaluation                              ****       ****       ****         ****
    Full Absorption Adjustment                         ****       ****       ****         ****
    Excess & Obsolete Inventory Adjustments            ****       ****       ****         ****
    Loss on Returns Expense                            ****       ****       ****         ****
    No Charge Shipments                                ****       ****       ****         ****
Total Cost of Goods Sold                               ****       ****       ****         ****

Gross Profit                                           ****       ****       ****         ****

Marketing Expenses:
    Selling Expenses                                   ****       ****       ****         ****
    Marketing Management                               ****       ****       ****         ****
    Market & Consumer Research                         ****       ****       ****         ****
    Advertising                                        ****       ****       ****         ****
    Trade Promotion                                    ****       ****       ****         ****
    Consumer Promotion                                 ****       ****       ****         ****
    Education                                          ****       ****       ****         ****
    Royalty Expense                                    ****       ****       ****         ****
Total Marketing Expenses                               ****       ****       ****         ****

Distribution Expenses:
    Stock & Shipping                                   ****       ****       ****         ****
    Transportation                                     ****       ****       ****         ****
Total Distribution Expenses                            ****       ****       ****         ****



The numbers set forth above on this Exhibit B are provided only as examples of how to calculate financials under this Agreement and shall not be considered as projections or for any other purpose.

----------
*  CONFIDENTIAL TREATMENT REQUESTED

                                       1.

                           FINANCIAL STATEMENT FORMAT
                           (CASE A- OPERATING PROFIT)

                                                    HMR       Amylin      Total    % Net Sales
                                                    ---       ------      -----    -----------
Post-Launch Product R&D Expenses:
    Phase IV Clinical Trials                           ****       ****       ****         ****
    Product Support                                    ****       ****       ****         ****
    Medical Affairs                                    ****       ****       ****         ****
    Preclinical Research                               ****       ****       ****         ****
    Other Contract R&D                                 ****       ****       ****         ****
Total Post-Launch Product R&D Expenses                 ****       ****       ****         ****

Patent Expenses                                        ****       ****       ****         ****

Currency Gains (Losses):
    Unhedged Transactions                              ****       ****       ****         ****
    Hedged Transactions                                ****       ****       ****         ****
Total Currency Gains (Losses)                          ****       ****       ****         ****

Net Sublicense Revenues                                ****       ****       ****         ****

Operating Profits (Losses)                             ****       ****       ****         ****

Equalization Receipt (Payment)                         ****       ****       ****         ****

Balance After Equalization                             ****       ****       ****         ****



The numbers set forth above on this Exhibit B are provided only as examples of how to calculate financials under this Agreement and shall not be considered as projections or for any other purpose.

----------
*  CONFIDENTIAL TREATMENT REQUESTED

                                       2.

                                    EXHIBIT B

                           FINANCIAL STATEMENT FORMAT
                           (CASE B - OPERATING LOSSES)

                                                    HMR       Amylin      Total    % Net Sales
                                                    ---       ------      -----    -----------
Gross Sales                                            ****       ****       ****
Less:                                                  ****       ****       ****
    Discounts                                          ****       ****       ****
    Credits & Allowances                               ****       ****       ****
    Taxes & Duties                                     ****       ****       ****
    Provisions for Uncollectible Accounts              ****       ****       ****
Net Sales                                              ****       ****       ****         ****

Cost of Goods Sold:
    Standard Material Cost                             ****       ****       ****         ****
    Standard Direct Labor Costs                        ****       ****       ****         ****
    Standard Overhead Costs                            ****       ****       ****         ****
    Standard Manufacturing Variances                   ****       ****       ****         ****
    Scrap Expense                                      ****       ****       ****         ****
    Inventory Revaluation                              ****       ****       ****         ****
    Full Absorption Adjustment                         ****       ****       ****         ****
    Excess & Obsolete Inventory Adjustments            ****       ****       ****         ****
    Loss on Returns Expense                            ****       ****       ****         ****
    No Charge Shipments                                ****       ****       ****         ****
Total Cost of Goods Sold                               ****       ****       ****         ****

Gross Profit                                           ****       ****       ****         ****

Marketing Expenses:
    Selling Expenses                                   ****       ****       ****         ****
    Marketing Management                               ****       ****       ****         ****
    Market & Consumer Research                         ****       ****       ****         ****
    Advertising                                        ****       ****       ****         ****
    Trade Promotion                                    ****       ****       ****         ****
    Consumer Promotion                                 ****       ****       ****         ****
    Education                                          ****       ****       ****         ****
    Royalty Expense                                    ****       ****       ****         ****
Total Marketing Expenses                               ****       ****       ****         ****

Distribution Expenses:
    Stock & Shipping                                   ****       ****       ****         ****
    Transportation                                     ****       ****       ****         ****
Total Distribution Expenses                            ****       ****       ****         ****


The numbers set forth above on this Exhibit B are provided only as examples of how to calculate financials under this Agreement and shall not be considered as projections or for any other purpose.

----------
*  CONFIDENTIAL TREATMENT REQUESTED

                                       3.

                           FINANCIAL STATEMENT FORMAT
                           (CASE B- OPERATING LOSSES)

                                                    HMR       Amylin      Total    % Net Sales
                                                    ---       ------      -----    -----------
Post-Launch Product R&D Expenses:
    Phase IV Clinical Trials                           ****       ****       ****         ****
    Product Support                                    ****       ****       ****         ****
    Medical Affairs                                    ****       ****       ****         ****
    Preclinical Research                               ****       ****       ****         ****
    Other Contract R&D                                 ****       ****       ****         ****
Total Post-Launch Product R&D Expenses                 ****       ****       ****         ****

Patent Expenses                                        ****       ****       ****         ****

Currency Gains (Losses):
    Unhedged Transactions                              ****       ****       ****         ****
    Hedged Transactions                                ****       ****       ****         ****
Total Currency Gains (Losses)                          ****       ****       ****         ****

Net Sublicense Revenues                                ****       ****       ****         ****

Operating Profits (Losses)                             ****       ****       ****         ****

Equalization Receipt (Payment)                         ****       ****       ****         ****

Balance After Equalization                             ****       ****       ****         ****


The numbers set forth above on this Exhibit B are provided only as examples of how to calculate financials under this Agreement and shall not be considered as projections or for any other purpose.

----------
*  CONFIDENTIAL TREATMENT REQUESTED

                                       4.

                                   EXHIBIT C
                             LIST OF AMYLIN PATENTS



NONE.